Exhibit 4

Frost Bank

508 W. Wall St., Suite 1100

Midland, Texas 79701

March 31, 2025

T2S Permian Acquisition II LLC

Attention: Thomas W. Pritchard, Chief Executive Officer

1800 Wazee Street, Suite 318

Denver, CO 80202

Re:            Loan Agreement

Ladies and Gentlemen:

This letter sets forth the Loan Agreement (this “Loan Agreement”) among T2S PERMIAN ACQUISITION II LLC (“Borrower”), a Delaware limited liability company; FROST BANK, as administrative agent (“Agent”); and FROST BANK (“Frost Bank”), a Texas state bank, and all banks and financial institutions now or hereafter a party to this Loan Agreement (collectively “Banks”), with respect to loans from Banks to Borrower and obligations of Borrower and Guarantors (as defined below) to Agent and Banks.

1.              Term Loan. (a) Subject to the terms and conditions set forth in this Loan Agreement and the other agreements, instruments, and documents executed and delivered in connection herewith (collectively the “Loan Documents”), each of the Banks severally agrees to make a term loan (the “Term Loans”) to Borrower for the purposes set forth below, in a principal amount not to exceed in the aggregate at any one time outstanding, the amount of each Bank’s Percentage Share (as defined below) of the sums set forth below. Each Bank’s Percentage Share of the Term Loans shall be evidenced by and under the terms set forth in separate notes in the form of the Revolving Promissory Note attached as Exhibit A (collectively the “Term Notes”) and in an amount equal to each Bank’s Percentage Share of $19,000,000.00 (the “Maximum Commitment”).

(b)            Subject to the terms and conditions hereof, Borrower may request a single advance during the period commencing on the date hereof and continuing through 11:00 a.m. (Midland, Texas time) on April 4, 2025 (the “Termination Date”); provided, however, the aggregate principal amount of the Term Loans outstanding (the “Aggregate Exposure”) shall not at any time exceed the lesser of (i) the aggregate sums permitted under the Borrowing Base (as defined below), which is initially set at $19,000,000.00 as of the closing date, or (ii) the Maximum Commitment. All sums advanced under the Term Loans, together with all accrued but unpaid interest thereon, shall be due and payable in monthly installments as set forth in the Term Notes and shall be due and payable in full on March 31, 2030 (the “Maturity Date”).

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(c)            Subject to the provisions regarding Defaulting Banks (as defined below), Banks shall share ratably in the principal advanced to Borrower on the Term Notes and the payments of principal and interest received from Borrower on the Term Notes, according to the percentages shown in Schedule 1 attached (the “Percentage Share”).

(d)            Subject to any interest rate Hedge Transaction entered into between Borrower and Banks, the unpaid principal balance of the Term Notes shall bear interest from the date advanced until paid or until an Event of Default (as defined below) or the Maturity Date at a fluctuating rate per annum equal to the sum of Daily Simple SOFR (as defined in the Term Notes), plus three percent (3.0%); provided, however, that for the purposes of the Term Notes, Daily Simple SOFR shall not fall below a floor rate of one percent (1.0%) per annum.

(e)            Advances on the Term Loans may be used only for the following purposes: (i) the acquisition of oil and gas properties pursuant to the Purchase and Sale Agreement dated January 10, 2025, among BOAZ ENERGY II, LLC and BOAZ Energy II Royalty, LLC, as sellers, and Borrower, as purchaser (the “BOAZ PSA”), covering oil and gas properties situated in Andrews, Cochran, Coke, Crane, Ector, Fisher, Glasscock, Hockley, Schleicher, Stonewall, Terry, and Ward Counties, Texas (the “BOAZ Properties”), and (ii) related transaction costs, including attorneys’ fees and expenses.

(f)             As used in this Loan Agreement, “Defaulting Bank” means any Bank, as reasonably determined by Agent, that has (a) failed to fund any portion of the Loans required to be funded by it under this Loan Agreement within one (1) Business Day of the date required to be funded by it, (b) notified Borrower, Agent, or any Bank in writing that it does not intend to comply with any of its funding obligations under this Loan Agreement or has made a public statement to the effect that it does not intend to comply with its funding obligations under this Loan Agreement, (c) otherwise failed to pay over to Agent or any other Bank any other amount required to be paid by it under this Loan Agreement within one (1) Business Day of the date when due, unless the subject of a good faith dispute, or (d) (i) become or is insolvent or has a parent company that has become or is insolvent, or (ii) become the subject of a bankruptcy or insolvency proceeding, or has had a receiver, conservator, trustee, or custodian appointed for it, or has a parent company that has become the subject of a bankruptcy or insolvency proceeding, or has had a receiver, conservator, trustee, or custodian appointed for it. Notwithstanding anything to the contrary contained in this Loan Agreement, at any time and from time to time that a Bank is a Defaulting Bank, all amounts received by Agent for the repayment of principal on the Loans or reimbursement of any other amounts due under this Loan Agreement shall be applied ratably to prepay the Loans of, and reimbursement obligations owed to, all non-Defaulting Banks until such time as each non-Defaulting Bank’s pro rata portion of the Aggregate Exposure is equal to its Percentage Share; and any other amounts received by Agent for the account of such Defaulting Bank may be applied by Agent to satisfy such Defaulting Bank’s obligations under this Loan Agreement until all such unsatisfied obligations are fully paid.

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(g)            All payments of principal of, and interest on, any Notes shall be made by Borrower to Agent before 12:00 noon (Midland, Texas time), in immediately available funds, at Agent’s principal banking office in Midland, Texas. On the Business Day of receipt by Agent, if Agent’s receipt occurs before 12:00 noon (Midland, Texas time), Agent will promptly thereafter cause to be distributed, on the same Business Day, (1) each Bank’s Percentage Share of the payments of principal and interest in like funds to such Bank for its account, and (2) other fees payable to any Banks to be applied in accordance with the terms of this Loan Agreement. All payments received by Agent after 12:00 noon (Midland, Texas time) will be distributed promptly by Agent, and in no event later than 2:00 p.m. (Midland, Texas time) on the next succeeding Business Day. If and to the extent Agent has not timely distributed the payment to Banks, Agent agrees to pay to Banks, immediately on demand, the corresponding amount together with interest thereon, for each day from the date the amount is paid by Borrower until the date the amount is paid to Banks, at the Contract Rate set forth in the Term Notes for so long as such funds are owing to Banks.

(h)            All payments by Borrower received by Agent on the Term Notes shall be credited, to the extent of the amount thereof, in the following manner: (i) first to fees, costs, and expenses which are then due by Borrower under this Loan Agreement or the Loan Documents; (ii) second, against the amount of interest accrued and unpaid on the Term Notes as of the date of such payment; (iii) third, against all principal (if any) due and owing on the Term Notes as of the date of such payment; (iv) fourth, as a prepayment of the Term Notes; (v) fifth, as a prepayment of any remaining Secured Obligations due and owing, and (vi) any remainder to Borrower; provided, however, that if an Event of Default has occurred and is continuing at the time of such payment, then, except for payments that cure the Event of Default which shall be applied to so cure, to the extent the payment does not cure the default, the payments shall be applied as set forth in Subsection (h) of Section 2 of this Loan Agreement.

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(i)              Borrower agrees to pay to Agent for the benefit of Banks the following fees that are non-refundable and earned by Banks upon execution of this Loan Agreement (unless otherwise provided):

(i)             Borrower agrees to pay Agent for the benefit of Banks an “Origination Fee” in the amount of $57,000.00.

(ii)            Upon the addition of another Bank to this Loan Agreement, Borrower and Agent will agree to negotiate in good faith the payment to Agent for its own account of a customary annual agent fee in an amount consistent with the market for such fees at such time. Such agreed-upon fee shall thereafter be paid annually on the effective date the new Bank becomes a party to this Loan Agreement and each anniversary thereafter.

(j)              The Term Loans, all other loans now or hereafter made by any of the Banks to Borrower, and any renewals or extensions of or substitutions for those loans, will be referred to collectively as the “Loans.” The Term Notes, all other promissory notes now or hereafter payable by Borrower to any of the Banks, and any renewals or extensions of or substitutions for those notes, will be referred to collectively as the “Notes.”

2.              Collateral. (a) Payment of the Notes, the Hedge Liabilities, all other obligations, fees, and expenses due pursuant to this Loan Agreement or the other Loan Documents, all obligations, fees, and expenses with respect to treasury and cash management services provided by Agent or Banks, and all other secured indebtedness under the following security documents (collectively the “Secured Obligations”) will be secured by the first liens and first security interests (in each case, subject to Permitted Liens) created or described in the following (collectively the “Security Documents”): (i) a Deed of Trust and Security Agreement (the “TX Deed of Trust”) of even date, executed by Borrower in favor of Agent for the ratable benefit of Banks, covering the interest in BOAZ Properties situated in Crane, Glasscock, Hockley, and Terry Counties, Texas; (ii) a Pledge Agreement (the “Pledge Agreement”) of even date, executed by USTX LLC in favor of Agent for the ratable benefit of Banks, and covering the following (the “Collateral”): 4,884,861 units (the “Pledged Units”) in PERMROCK ROYALTY TRUST (NYSE: PRT) held in account [●] with EQUINITI TRUST COMPANY, LLC (the “Pledged Account”); (iii) a Security Agreement (the “Security Agreement”) of even date, executed by Borrower and Guarantors in favor of Agent for the ratable benefit of Banks and Hedge Providers, covering substantially all personal property; and (iv) any other security documents now or hereafter executed in connection with the Secured Obligations. All oil and gas properties now or hereafter covered by the Reserve Report (as defined below) and used for Agent’s determination of the Borrowing Base will be referred to as the “Borrowing Base Properties”; and all Borrowing Base Properties now or hereafter mortgaged to Agent for the ratable benefit of Banks and Hedge Providers, including the oil and gas properties covered by the TX Deed of Trust, will be referred to as the “Mortgaged Properties.” If requested by Agent, Borrower and Guarantors will execute in favor of Agent for the ratable benefit of Banks and Hedge Providers mortgages, deeds of trust, security agreements, or amendments, in Proper Form (as defined below), mortgaging all any additional Borrowing Base Properties and all additional interests in the Mortgaged Properties, to the extent necessary to continuously maintain under mortgage not less than eighty percent (80%) of the aggregate present value (as calculated by Agent in accordance with the methods set forth below for the Borrowing Base) assigned to the Borrowing Base Properties based upon Agent’s in-house evaluation of the most-recent Reserve Report. As used in the Loan Agreement, “Proper Form” means, with respect to Loan Documents, in form, substance, and detail satisfactory to Agent in its discretion, and with respect to any other documents to be delivered by Borrower and Guarantors, in form, substance, and detail satisfactory to Agent in its reasonable discretion.

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(b)            (i) Payment of the Secured Obligations will be guaranteed by the following guarantors and any existing and hereafter acquired Subsidiaries (as defined below) (collectively “Guarantors”):

Bnktx LLC, a Delaware limited liability company,
Ontx LLC, a Delaware limited liability company, and
Ustx LLC, a Delaware limited liability company.

pursuant to one or more Unlimited Guaranties in Proper Form (collectively the “Guaranties”); provided, however, that notwithstanding the provisions of any Guaranty, to the extent that a Guarantor is not an “eligible contract participant” and is not deemed to be an “eligible contract participant” by virtue of the keepwell covenant set forth in Subparagraph (ii) of Subsection (b) of Section 2 below, in either case, when required under the Commodity Exchange Act, the Hedge Liabilities that are guaranteed under such Guarantor’s Guaranty shall exclude any Excluded Swap Obligation (as defined below). Borrower agrees to cause all such Subsidiaries to execute and deliver Guaranties in Proper Form to Agent for the benefit of Banks and Hedge Providers. As used in this Loan Agreement, the following terms have the meanings assigned below:

(1)              “Commodity Exchange Act” means the Commodity Exchange Act (7 U.S.C. § 1 et seq.), as amended from time to time, any successor statute, and all regulations promulgated thereunder.

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(2)              “Excluded Swap Obligation” means, with respect to any Guarantor, any Hedge Liability if, and to the extent that, all or a portion of the Guaranty of such Guarantor of, or the grant by such Guarantor of a security interest to secure, as applicable, such Hedge Liability (or any guarantee thereof) is or becomes illegal under the Commodity Exchange Act, or any rule, regulation, or order of the Commodity Futures Trading Commission (or the application or official interpretation of any thereof), by virtue of such Guarantor’s failure to constitute an “eligible contract participant,” as defined in the Commodity Exchange Act, at the time the guarantee of such Guarantor or grant of security by such Guarantor becomes or would become effective with respect to such Hedge Liabilities. If a Hedge Liability arises under a master agreement governing more than one Hedge Liability, such exclusion shall apply only to the portion of such Hedge Liability that is attributable to the Hedge Liability for which such guarantee or security interest, as applicable, is or becomes illegal.

(3)              “Qualified ECP Guarantor” means, in respect of any Hedge Liability, each Guarantor that is not an individual and that has total assets exceeding $10,000,000.00 at the time the relevant guarantee or grant of the relevant security interest becomes effective with respect to such Hedge Liabilities, or such other person as constitutes an “eligible contract participant” under the Commodity Exchange Act, and can cause another person to qualify as an “eligible contract participant” at such time by entering into a keepwell covenant under Section 1a(18)(A)(v)(II) of the Commodity Exchange Act.

(4)              “Subsidiaries” shall mean entities for which Borrower or Guarantors, as applicable, owns, directly or indirectly, interests having more than fifty percent (50%) of the outstanding ownership or fifty percent (50%) of the ordinary voting power for the election of directors or managers of such entity.

(ii)            Borrower and each Qualified ECP Guarantor hereby jointly and severally absolutely, unconditionally, and irrevocably undertakes to provide such funds or other support as may be needed from time to time by each Guarantor to honor all of its obligations under its respective Guaranty in respect of Hedge Liabilities; provided, however, that each Qualified ECP Guarantor shall only be liable under this Subparagraph (ii) for the maximum amount of such liability that can be hereby incurred without rendering its obligations under this Subparagraph (ii), or otherwise under its own Guaranty, voidable under applicable law relating to fraudulent conveyance or fraudulent transfer, and not for any greater amount. The obligations of each Qualified ECP Guarantor under this Subparagraph (ii) shall remain in full force and effect until discharged. Each Qualified ECP Guarantor intends that this Subparagraph (ii) constitute, and this Subparagraph (ii) shall be deemed to constitute, a “keepwell, support, or other agreement” for the benefit of each other Guarantors for all purposes of Section 1a(18)(A)(v)(II) of the Commodity Exchange Act. The terms and provisions of this Subparagraph (ii) of Subsection (b) of Section 2 are hereby incorporated by reference into each of the Guaranties.

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(c)             In connection with the Security Documents and at such time as Agent requires Borrower and Guarantors to mortgage additional Borrowing Base Properties to meet the requirements of Subsection (a) of Section 2 above, Borrower shall, upon request of Agent, deliver to, or make available to, Agent title opinions and/or other title information reasonably acceptable to Agent covering at least eighty percent (80%) of the aggregate present value (as determined by Agent in the manner set forth for Borrowing Base determinations below) of the Mortgaged Properties, along with such other information regarding title as Agent shall reasonably request, all in Proper Form and from attorneys or landmen reasonably acceptable to Agent. Agent reserves the right to exclude any oil and gas property from the Borrowing Base Properties if Agent learns of any Material Title Issue (as defined below) with respect to such oil and gas property or if Agent’s review of title to the oil and gas property indicates a Material Title Issue, and, in each case, Borrower does not cure such Material Title Issue to Agent’s reasonable satisfaction within thirty (30) days after receipt of written notice from Agent identifying such Material Title Issue. “Material Title Issue” means title deficiencies or other title issues relating to the Borrowing Base Properties included in the most-recent Reserve Report which affects interests that collectively constitute more than two percent (2%) of the Borrowing Base.

(d)            Agent shall hold the Security Documents and all related collateral, along with all payments and proceeds arising therefrom and received by Agent, for the benefit of Banks and Hedge Providers as security for the payment of the Secured Obligations. Except as otherwise expressly provided for in this Subsection (d), upon the occurrence and during the continuance of an Event of Default, and the lapse of any applicable notice and cure period provided for herein, Agent, in its own name or in the name of one or more Banks, upon the direction of the Banks holding a majority of the Maximum Commitment, may enforce any of the collateral or the security therefor by any means provided under the Loan Documents or by the law of the state in which the collateral or in which any of the Mortgaged Properties is located, and may collect and receive proceeds receivable on account of ownership of the Mortgaged Properties. Agent, in its sole discretion and in good faith, may (but is not required to) take whatever action it deems reasonably necessary to protect and enforce the Security Documents against the Mortgaged Properties and other collateral or the rights of Banks and Hedge Providers under the Loan Documents. Specifically, Agent is authorized to sign and deliver partial releases of the Security Documents for sales of Mortgaged Properties and/or other assets permitted by Subsection (d) of Section 7 below.

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(e)            After an Event of Default (as defined below) that remains uncured after the expiration of any notice and cure period required by this Loan Agreement, or if there is an existing Borrowing Base deficiency that is not addressed by Borrower in accordance with Subsection (b) of Section 3 below, Agent reserves the right to require Borrower to set up a lockbox account with Agent, to be pledged to and managed by Agent for the purpose of collection of production proceeds attributable to Borrower’s and each Guarantor’s interest in the Mortgaged Properties. Borrower agrees that upon Agent’s election to require the lockbox account after an Event of Default and so long as such Event of Default remains in effect, Agent will receive the proceeds of oil and gas produced from or attributable to Borrower’s and each Guarantor’s interest in the Borrowing Base Properties for application to the Secured Obligations as set forth in this Loan Agreement; and Borrower and Guarantors hereby direct all production purchasers or operators distributing proceeds to pay Borrower’s and each Guarantor’s distributions attributable to its interest in the Mortgaged Properties directly to Agent, if Agent so elects during such Event of Default. All production proceeds attributable to the Mortgaged Properties received in the lockbox account that are attributable to another person’s or entities’ interest in the Mortgaged Properties shall be released immediately to Borrower upon Borrower’s request. All production proceeds attributable to Borrower’s and each Guarantor’s interest in the Mortgaged Properties received in the lockbox account in excess of the current scheduled monthly payment (if any) and any other fees or expenses owed to Agent or Banks will be transferred to Borrower at the end of each month for its use consistent with the provisions of this Loan Agreement, so long as there is no existing Event of Default. If, during the continuance of such Event of Default, the production proceeds attributable to Borrower’s and each Guarantor’s interest in the Mortgaged Properties received in the lockbox account during any month are not sufficient to make the scheduled monthly payment (if any), Borrower will pay Agent the deficiency within ten (10) days of the end of such month. If thereafter, Borrower is able to cure all outstanding Events of Default and any Borrowing Base Deficiency, Borrower shall have a right to rescind the lockbox account and to resume direct collection of the production proceeds.

(f)             Upon the occurrence and during the continuance of any Event of Default, all payments and proceeds of every kind from the Mortgaged Properties, when directly received by Agent (whether from payments on or with respect to the Mortgaged Properties, from production proceeds collected by Agent, from foreclosure and sale to third parties, from sale of collateral subsequent to a foreclosure at which Agent or another Bank was the purchaser, or otherwise) shall be held by it as a part of the collateral and, except as otherwise expressly provided hereinafter, shall be applied to the Secured Obligations in the manner set forth in Subsection (h) of Section 2 below. Any amount received by a Bank in excess of its Percentage Share under this Loan Agreement shall be shared with the other Banks in accordance with their respective Percentage Shares.

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(g)            Upon the occurrence and during the continuance of any Event of Default, Agent, after giving written notice to Borrower and to Banks of the action to be taken as provided herein and after taking any other action reasonably necessary under applicable statutes of the jurisdiction in which the Mortgaged Properties are located, may at any time or times thereafter exercise all available rights and remedies, including the right, if any, to sell, assign, and deliver all or any part of the Mortgaged Properties, or any substitution therefor or any additions thereto as provided hereafter. Any sale or assignment of the Mortgaged Properties may be at any public or private sale at the option of Agent, except as may be required by applicable law, without advertisement or any notice to Borrower or any other person or entity except those required by this Loan Agreement and by applicable law (Borrower hereby agreeing that ten (10) days’ notice constitutes “reasonable notice”); and Banks, individually or collectively, may bid and become a purchaser at any such sale. Sales under this Loan Agreement may be at such time or times, place or places, for cash or credit, and upon such terms and conditions as Agent may determine, in its sole discretion. Upon the completion of any sale, Agent shall execute all instruments of transfer necessary to vest in the purchaser title to the Mortgaged Properties sold, and shall deliver to the purchaser any of the Mortgaged Properties so sold which may be in the possession of Agent. Agent, in its sole discretion and in good faith, may (but is not required to) take whatever action it deems reasonably necessary to protect and enforce the Mortgaged Properties and other collateral or the rights of Agent or Banks under the Loan Documents.

(h)            Notwithstanding any provision in this Loan Agreement, the Security Documents, or the other Loan Documents to the contrary, unless otherwise required by applicable law, after the occurrence and during the continuance of any Event of Default, all amounts received with respect to the Notes or any other Secured Obligations, any cash held by Agent or any Banks as collateral, and any cash proceeds received by Agent or Banks in respect of any sale, foreclosure, or other disposition of, collection from, or other realization upon, all or any part of the Mortgaged Properties or collateral, including production proceeds received in the lockbox account from the Mortgaged Properties, shall be applied as follows:

(i)             First, to the repayment or reimbursement of the reasonable and documented out-of-pocket costs and expenses (including, without limitation, reasonable and documented out-of-pocket attorney’s fees and expenses) incurred by Agent in connection with (1) the custody, preservation, use or operation of, or the sale of, collection from, or other realization upon, the collateral, and (2) the exercise or enforcement of any of the rights and remedies of Agent;

(ii)            Second, to the payment of all accrued but unpaid interest on the Term Notes;

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(iii)           Third, to the payment ratably of the amounts then due for principal on all Secured Obligations and all Hedge Liabilities, without preference or priority of the indebtedness owing to one Bank over another, or of Hedge Liabilities over other Secured Obligations or of other Secured Obligations over Hedge Liabilities; provided, that no such amounts or cash proceeds received in respect of any Guarantor shall be applied to any Excluded Swap Obligations of such Guarantor;

(iv)           Fourth, at the option of Agent and Required Banks, to the payment ratably of any unmatured principal with respect to the Term Loans;

(v)            Fifth, to ratably cash collateralize or pay any other Secured Obligations;

(vi)           Sixth, to the payment of any other amounts required by applicable law (including without limitation, the Texas Property Code, the Uniform Commercial Code, or any other applicable statutory provision) or by a final, non-appealable court order;

(vii)          Finally, any surplus remaining thereafter will be paid to Borrower or Borrower’s successors or assigns, as their interests may appear.

(i)              Unless a security interest would be prohibited by law or would render a nontaxable account taxable, each of Borrower and Guarantors grants to Agent for the ratable benefit of Banks and Hedge Providers a contractual possessory security interest in, and hereby assigns, pledges, and transfers to Agent for the ratable benefit of Banks and Hedge Providers all their rights in any deposits or accounts now or hereafter maintained with any of the Banks (whether checking, savings, or any other account), excluding, however, accounts maintained by Borrower or any Guarantor with any of the Banks for the purpose of revenue distribution to third parties entitled to those revenues, accounts maintained for the purpose of payroll only, 401k, IRA, Keogh, or other retirement accounts, any withholding tax accounts, any trust accounts, and any other accounts held by Borrower or any Guarantor for the benefit of a third party (including a governmental authority) or for which setoff would be prohibited by law. After an Event of Default that remains uncured after the expiration of any notice and cure period required by this Loan Agreement, for so long as such Event of Default is continuing, each of Borrower and Guarantors authorizes Agent and Banks, to the extent permitted by applicable law, to charge or setoff any sums then owing on the Secured Obligations (including any Hedge Liabilities) against any and all such deposits and accounts; and Agent and Banks shall be entitled to exercise the rights of offset and banker’s lien against all such accounts and other property or assets of Borrower or Guarantors with or in the possession of Banks to the extent of the full amount of the Secured Obligations (including any Hedge Liabilities). Any amount offset by a Bank shall be shared with the other Banks in accordance with the Percentage Share of each, and each of the Banks shall apply its share in accordance with this Loan Agreement.

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3.              Borrowing Base. (a) On or around March 1 and September 1 of each year (“Periodic Redetermination”), commencing September 1, 2025, Agent and Banks may determine or redetermine, in their sole discretion, the Borrowing Base (as defined below) using the criteria described in this Section. In addition, Required Banks (as defined below) and Borrower shall each have the right to request one time between each Periodic Redetermination, an unscheduled redetermination (“Special Redetermination”) of the Borrowing Base, and Agent and Banks shall conduct such Special Redetermination using the methods described in this Section. The term “Borrowing Base” refers to the designated loan value (as recommended by Agent and approved as set forth in Subsection (c) below) assigned to the discounted present value of future net income accruing to the Borrowing Base Properties based upon Agent’s and Banks’ evaluation of the present value of Borrower’s and Guarantors’ proved Borrowing Base Properties. Agent’s and Banks’ determination of the Borrowing Base will use such methodology, assumptions, and discount rates customarily used by Agent and Banks with respect to credits of a similar size and nature in assigning collateral value to oil and gas properties and will be based upon the most-recent Reserve Report delivered by Borrower and such other credit factors or financial information available to Agent and Banks at the time of each determination, including, without limitation, current market conditions and Borrower’s and Guarantors’ assets, liabilities, cash flow, liquidity, business, properties, prospects, management, hedge positions, and ownership (including existing Hedge Transactions with any Hedge Provider or Approved Counterparty). Borrower acknowledges that increases in the Borrowing Base are subject to appropriate credit approval by Banks and may be subject to additional terms and conditions

(b)            The Aggregate Exposure may not exceed the Borrowing Base at any time, subject to the payout provisions below in the event of a Borrowing Base decrease. A decrease in the Borrowing Base will result in an immediate decrease in each Bank’s Commitment Amount set forth on Schedule 1 on a pro rata basis in accordance with the Percentage Share set forth on Schedule 1. If the redetermined Borrowing Base is less than the Aggregate Exposure, Agent will promptly notify Borrower of the amount of the Borrowing Base and the amount of the deficiency (a “Borrowing Base Deficiency”). Within ten (10) days after written notice from Agent to Borrower that there is a Borrowing Base Deficiency, Borrower shall provide written notice to Agent of its intention to remedy the Borrowing Base Deficiency by one or more of the following: (i) making a lump sum prepayment of the Term Loans, within thirty (30) days after notice of the Borrowing Base Deficiency to reduce the Aggregate Exposure to an amount equal to or less than the new Borrowing Base; (ii) committing to make five (5) equal monthly installment payments to reduce the Aggregate Exposure to an amount equal to or less than the new Borrowing Base, with the first monthly installment due within thirty (30) days after notice of the Borrowing Base Deficiency and subsequent installments on the same day of each successive month, and provided that during the period from the date that the first installment is due until the Borrowing Base Deficiency is satisfied, the interest rate on the Term Loans shall be increased by two percent (2.0%) per annum; (iii) mortgaging additional collateral, which must be reasonably acceptable to Agent as to type, value, and title, within thirty (30) days after notice of the Borrowing Base Deficiency; or (iv) utilizing any combination of the foregoing remedies in clauses (i), (ii), and (iii); provided, however, that if Borrower fails to remedy the Borrowing Base Deficiency in strict accordance with the cure rights above, the Term Loans, at the election of the Required Banks, shall bear interest at the Default Rate (as defined in the Term Notes).

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(c)             Upon each Periodic Redetermination or Special Redetermination, Agent will review and recommend the Borrowing Base within thirty (30) days from receipt by Agent of all pertinent information, and Agent will advise Borrower and Banks of Agent’s recommendation, which will be at Agent’s sole discretion using the criteria described in this Section. Each of the Banks must approve or reject the proposed Borrowing Base within twenty- one (21) days of Agent’s notice. The failure of any Bank to respond within the twenty-one day period shall be deemed to be approval of the proposed Borrowing Base. Any increase in the Borrowing Base must be unanimously approved by all Banks, and each reaffirmation or reduction in the Borrowing Base must be approved by Agent and Required Banks. As used in this Loan Agreement, “Required Banks” means Banks holding an aggregate Percentage Share not less than sixty-six and two-thirds percent (66.67%), unless there are three or fewer Banks, in which case it means Banks holding an aggregate Percentage Share not less one hundred percent (100%); provided that the unfunded Commitment Amount of any Defaulting Bank shall be excluded for purposes of making a determination of the Required Banks. If, in conjunction with a Special Redetermination, Borrower submits to Agent for its review additional Borrowing Base Properties to be mortgaged and Banks elect to increase the Borrowing Base, the increase in the Borrowing Base will be effective as of the date upon which Borrower and Guarantors execute and deliver to Agent appropriate mortgages or amendments in Proper Form, which will grant to Agent for the benefit of Banks and Hedge Providers a valid, enforceable and first priority lien as security for the Secured Obligations against the additional Borrowing Base Properties to the extent required to maintain the requirement specified in Subsection (a) of Section 2 of this Loan Agreement.

(d)             If Borrower or any Guarantor (i) sells, transfers, exchanges or otherwise disposes of any Borrowing Base Properties that have a net present value according to the Reserve Report (as defined below) used for the most-recent Borrowing Base redetermination (after giving credit for the value of any oil and gas properties received in exchange for such disposition) in excess of five percent (5%) of the most-recent Borrowing Base in the period between scheduled Borrowing Base redeterminations (each a “Property Disposition”), or (ii) cancels, liquidates, or unwinds Hedge Transactions (as defined below), that have a present value (after giving credit for the value of any offsetting or any new Hedge Transactions entered into in connection or concurrently therewith) in excess of five percent (5%) of the most-recent Borrowing Base in the period between scheduled Borrowing Base redeterminations (each a “Hedge Liquidation”), unless the Required Banks make an election to the contrary, the Borrowing Base will be reduced, effective immediately upon the closing of such Property Disposition or Hedge Liquidation by the net aggregate Borrowing Base value, as determined by Agent, of the Borrowing Base Properties or the Hedge Transactions subject of such Property Disposition or Hedge Liquidation, as applicable. If the reduction results in a Borrowing Base deficiency, then the net sale proceeds from any such Property Disposition or Hedge Liquidation shall be paid upon the consummation of such transaction to Agent to the extent of such deficiency and applied to principal under the Term Loans; and any remaining deficiency after the Borrowing Base reduction shall be immediately eliminated by a single lump sum payment due upon demand. This reduction of the Borrowing Base will be in addition to any Special Redetermination permitted to Agent or Banks under Subsection (a) above. Upon any such reduction in the Borrowing Base, Agent shall promptly deliver notice thereof to Borrower, Banks, and Hedge Providers. Upon any Property Disposition allowed by this Loan Agreement, Agent shall provide all necessary terminations, consents and releases necessary to allow such Property Disposition to be disposed of free of any security interest or encumbrance of Agent or Banks.

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4.              Hedges and Swaps. (a) Definitions. As used in this Loan Agreement and the Loan Documents, the following terms have the meanings assigned below:

(i)             “ISDA Agreement” means any International Swaps and Derivatives Association, Inc. master agreement or any similar agreement (with all related schedules, annexes, exhibits, amendments, and confirmations), now existing or hereafter entered into by Borrower or any Guarantor, as amended, modified, replaced, consolidated, extended, renewed, or supplemented from time to time.

(ii)            “Hedge Transaction” means all Transactions (as defined in the ISDA Agreement), any agreement, contract or transaction that constitutes a “swap” within the meaning of section 1a(47) of the Commodity Exchange Act, and any other commodity swap (including price protection for future production of crude oil, natural gas, natural gas liquids, or other hydrocarbons or mineral or mining interests and rights therein), commodity option, interest rate swap (including rate hedge products), basis or currency or cross-currency rate swap, forward rate, cap, call, floor, put, collar, future rate, forward agreement, spot contract, or other credit, price, foreign exchange, rate, equity, equity index option, bond option, interest rate option, rate protection agreement, currency option, or other option, or commodities derivative, exchange, risk management, or protection agreement, or commodity, securities, index, market, or price-linked transaction or agreement, or any option with respect to any such transaction or similar transaction or combination of any of the foregoing, now existing or hereafter entered into by Borrower or any Guarantor, whether linked to one or more interest rates, foreign currencies, commodity prices, equity prices, indexes, or other financial measures and whether such transactions or combinations thereof are governed by or subject to any ISDA Agreement or other similar agreement or arrangement, including all obligations and liabilities thereunder, and including all renewals, extensions, amendments, and other modifications or substitutions.

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(iii)           “Hedge Liabilities” means any and all liabilities and obligations of every nature and howsoever created, direct, indirect, absolute, contingent, or otherwise, whether now existing or hereafter arising, created, or accrued, of Borrower or any Guarantor, from time to time owed or owing to any Hedge Providers in connection with any ISDA Agreement or any Hedge Transaction, including, but not limited to, obligations and liabilities arising in connection with or as a result of early or premature termination, cancellation, rescission, buy back, reversal, or assignment or other transfer of a Hedge Transaction, whether for principal, interest (including interest which, but for the filing of a petition in bankruptcy with respect to such obligor, would have accrued on such obligation, whether or not a claim is allowed for such interest in the related bankruptcy proceedings), reimbursement obligations, fees, expenses, indemnification, or otherwise.

(iv)           “Hedge Provider” means a party providing one or more Hedge Transactions for Borrower or any Guarantor, who at the time the Hedge Transaction is entered into, is Agent, any Bank, or any affiliate or subsidiary of any Bank.

(v)            “Approved Counterparty” means (1) a counter-party (or the parent entity thereof) approved in writing by Agent and who at the time the Hedge Transaction is made has long-term obligations rated BBB+ or better by Standard & Poor’s Ratings Group or Baa1 or better by Moody’s Investors Services, Inc., and (2) a counter-party that is otherwise approved by Agent and Required Banks in writing.

(b)            ISDA Agreement. Borrower and Guarantors, or any of them and any Hedge Provider or Approved Counterparty may enter into an ISDA Agreement, governing certain Hedge Transactions available to Borrower and Guarantors from Hedge Providers; provided, however, that any ISDA Agreement among Borrower, any Guarantor, and any Hedge Provider or Approved Counterparty must not provide for any collateral or credit support other than as provided to Hedge Providers under the Security Documents. Borrower and Guarantors may enter into Transactions (as defined in the ISDA Agreement) subject to the provisions of Confirmations (as defined in the ISDA Agreement) with Hedge Providers and Approved Counterparties. Notwithstanding any provision to the contrary, the provisions of this Loan Agreement, the Security Documents, the Guaranties, and all other Loan Documents shall remain in force until all Hedge Transactions with Hedge Providers have expired and all Hedge Liabilities have been satisfied in full, even though the Loans may have previously been paid in full and terminated, unless credit support arrangements reasonably satisfactory to each applicable Hedge Provider have been made or each applicable Hedge Provider otherwise agrees in writing.

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(c)             Security. Borrower (on behalf of itself and all Guarantors) agrees that the Security Documents shall secure payment of all Hedge Liabilities and that Agent holds each of the Security Documents to the extent of the Hedge Liabilities as agent for the benefit of Hedge Providers. Borrower, Guarantors, Agent, and Banks hereby agree that the Loans, the Hedge Liabilities, and the other Secured Obligations shall rank pari passu and shall collectively be secured by the Security Documents. The benefit of the Security Documents and of the provisions of this Loan Agreement relating to the collateral shall also extend to and be available to Agent on behalf of Banks and other Hedge Providers to the extent any is a counter-party to any Hedge Transactions on a pro rata basis with respect to any Secured Obligations.

(d)            Termination. If Borrower or any Guarantor cancels, liquidates, or unwinds any Hedge Transaction used by Agent in the calculation of the Borrowing Base (other than cancellations liquidations or unwinds pursuant to Subsection (e)(i)(2) of Section 4) and the termination value of all such Hedge Transactions cancelled, liquidated, or unwound since the most-recent Periodic Redetermination exceeds five percent (5%) of the Borrowing Base then in effect, Agent and Banks reserve the right to redetermine the Borrowing Base in accordance with Section 3, which redetermination will be in addition to any Special Redetermination permitted to Agent or Banks under Subsection (a) of Section 3 above. If the redetermination results in a Borrowing Base deficiency, then the net sale proceeds from any such cancellation, liquidation, or unwind shall be paid to Agent to the extent of such deficiency and applied to the Term Loans; and any remaining deficiency after the Borrowing Base redetermination shall be cured by Borrower pursuant to Subsection (b) of Section 3 above.

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(e)             Hedging Limitations. Borrower and Guarantors shall not enter into any Hedge Transaction related to crude oil, natural gas, natural gas liquids, or other commodities, except for Hedge Transactions which meet all of the following requirements at the time entered into:

(i)             Hedge Transactions resulting in a fixed price or a cap or ceiling on the price to be received by Borrower and Guarantors, involving in the aggregate at any time not more than eighty-five percent (85%) of Borrower’s and Guarantors’ anticipated production from its proved developed producing Borrowing Base Properties (for the avoidance of doubt, including oil and gas properties attributable to ownership of the Pledged Units, but excluding oil and gas properties attributable to other unitholders of PERMROCK ROYALTY TRUST (NYSE: PRT))(based on the most-recent Reserve Report and redetermination of the Borrowing Base) and calculated separately for crude oil, natural gas, and natural gas liquids; provided that, (1) this clause (i) shall not apply to or otherwise limit purchased put options or floors for proved Borrowing Base Properties that are not related to corresponding calls, collars, or swaps and with respect to which Borrower and Guarantors have no payment obligation other than premiums and charges, the total amount of which are fixed and known at the time such Hedge Transaction is entered into; and (2) if, due to changes in Borrower’s and Guarantors’ anticipated production (for the avoidance of doubt, including oil and gas properties attributable to ownership of the Pledged Units, but excluding oil and gas properties attributable to other unitholders of PermRock Royalty Trust (NYSE: PRT))(whether due to revised estimates of production, sales of Borrowing Base Properties, or otherwise), the aggregate notional volume of Hedge Transactions in respect of commodities for a particular fiscal quarter exceed one hundred percent (100%) of the actual production for crude oil, natural gas, or natural gas liquids, calculated separately, for such fiscal quarter, then Borrower and Guarantors shall, within thirty (30) days following knowledge thereof or any written request by Agent, unwind, terminate, transfer, replace, offset, or otherwise modify Hedge Transactions in respect of commodities to the extent required to eliminate such excess; and

(ii)            Hedge Transactions that do not constitute three-way collars involving the sale of any puts; and

(iii)           Hedge Transactions that would not result in a fixed price or a cap or ceiling price per barrel or mcf lower than the base case price used by Agent in the most-recent engineering evaluation of the Borrowing Base Properties, adjusted for variances between the hedging price and Borrower’s and Guarantors’ actual product price as determined by Agent; and

(iv)           Hedge Transactions that are each for a period not to exceed thirty- six (36) months from the date such Hedge Transaction is entered into; and

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(v)            Hedge Transactions where, in each case, the underlying contracts are with a Hedge Provider, as counterparty, or with an Approved Counterparty, as counterparty; and

(vi)           Hedge Transactions pursuant to ISDA Agreements or other similar agreements or arrangements that are not effective at concurrent or overlapping periods of time on the same volumes of production on both a physical and financial basis, unless the combined volumes are in compliance with the volume limitations set forth above; and

(vii)          Hedge Transactions with respect to which no margin account is established or maintained and which provide for no collateral security or posted collateral to be due from Borrower and Guarantors under any circumstances, other than the security provided to Hedge Providers under the Security Documents; and

(viii)         Hedge Transactions with respect to which Borrower and Guarantors are not prohibited from pledging their rights, titles, and interest in the net amount due as an Early Termination Amount under the ISDA Agreement to Agent for the ratable benefit of Banks and Hedge Providers as additional security for the Secured Obligations.

For purposes of entering into Hedge Transactions under this Section 4(e), forecasts of anticipated production from Borrower’s and Guarantors’ proved Borrowing Base Properties as set forth on the most-recent Reserve Report delivered pursuant to this Loan Agreement shall be deemed to be updated to account for any increase or decrease in production anticipated because of information obtained by Borrower and delivered to Agent subsequent to the publication of such Reserve Report including (i) Borrower’s and Guarantors’ internal forecasts of production decline rates for existing wells, (ii) additions to or deletions from anticipated future production from new wells, (iii) completed dispositions, (iv) completed acquisitions and proposed acquisitions (to the extent subject to a fully executed purchase and sale agreement or similar definitive agreement), and (v) other production coming on stream or failing to come on stream; provided that any such supplemental information shall be presented in a form reasonably acceptable to Agent.

(f)             Rate Swaps. Borrower may enter into swaps, collars, floors, caps, options, corridors, or other contracts, as such terms are commonly referred to in the capital markets, which are intended to reduce or eliminate the risk of fluctuation in interest rates for the purpose and effect of fixing and capping interest rates on a principal amount of indebtedness of Borrower; provided that (A) the floating rate index of each such contract generally matches the index used to determine the floating rates of interest on the corresponding indebtedness of Borrower to be hedged by such contract and the interest rate exposure would not cause the notional amount of all such Hedge Transactions then in effect for the purpose of hedging interest rate exposure to exceed one hundred percent (100%) of the total consolidated funded indebtedness of Borrower or Guarantors projected to be outstanding for any period covered by such Hedge Transaction, and (B) Borrower and Guarantors shall not establish or maintain any margin accounts with respect to such contracts.

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(g)            Required Hedge Transactions. On or before thirty (30) days after the closing of this Loan Agreement, and thereafter within thirty (30) days of the end of each fiscal quarter, commencing with the fiscal quarter ending June 30, 2025, Borrower and Guarantors will have entered into Hedge Transactions covering crude oil, natural gas, and natural gas liquids meeting the following requirements: (i) Hedge Transactions involving in the aggregate at least sixty-five percent (65%) of Borrower’s and Guarantors’ anticipated production from the proved developed producing Borrowing Base Properties (based upon the most-recent Reserve Report and redetermination of the Borrowing Base); (ii) Hedge Transactions for a period of not less than twenty-four (24) months; (iii) Hedge Transactions resulting in a fixed price or floor price per barrel or mcf reasonably acceptable to Agent; and (iv) Hedge Transactions that are assignable to Agent as additional security for the Secured Obligations.

(h)            Speculation. Borrower and Guarantors shall not invest for speculative purposes in any Hedge Transactions or in any other options, futures, or derivatives.

(i)             Third Party Hedge Transactions. If a Hedge Transaction is entered into with an Approved Counterparty, Agent and Banks shall not be required to provide any Letter of Credit with respect to any margin call on the Hedge Transactions, unless Agent and Required Banks, in their discretion, agree to do so. If a Hedge Transaction is entered into with an Approved Counterparty, Borrower and Guarantors shall, if requested by Agent, and to the extent not previously provided as collateral, collaterally assign and pledge in favor of Agent for the ratable benefit of Banks and Hedge Providers a first-priority continuing security interest in the applicable trading account and the Hedge Transactions as additional security for the Secured Obligations. In connection therewith, and to the extent not previously provided, Borrower and Guarantors shall execute and deliver to Agent such security agreements, control agreements, and financing statements as deemed appropriate by Agent to create and perfect the continuing security interest therein.

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5.              Conditions Precedent. (a) The obligation of Banks to make the initial advance on the Term Loans is subject to Borrower’s satisfaction, in Agent’s reasonable discretion, of the following conditions precedent:

(1)            Borrower and Guarantors shall be in compliance in all material respects with all existing obligations, and all representations and warranties in connection with existing obligations must be true in all material respects.

(2)            All representations and warranties of Borrower and Guarantors under this Loan Agreement and the other Loan Documents must be true in all material respects.

(3)            The negotiation, execution, and delivery of Loan Documents in Proper Form, including, but not limited to, the following:

(a)	this Loan Agreement;
(b)	the Term Notes;
(c)	the TX Deed of Trust;
(d)	the Security Agreement and the Pledge Agreement;
(e)	the Guaranty;
(f)	Borrowing Resolution;
(g)	Guarantor Resolutions; and
(h)	Notice of Final Agreement.

(4)            The negotiation, execution, and delivery of an account control agreement in Proper Form signed by USTX LLC, Agent, and EQUINITI TRUST COMPANY, LLC, and covering the Pledged Account.

(5)            The negotiation, execution, and delivery of a Subordination of Operator’s Lien in Proper Form signed by T2 Operating Corporation and Borrower in favor of Agent.

(6)            Agent’s receipt of reasonably satisfactory evidence that Agent holds (or will hold after the Security Documents and related UCC-1s have been filed, as appropriate) perfected liens and security interests in all material collateral for the Secured Obligations, subject to no other liens or security interests, except for Permitted Liens (as defined below).

(7)            There shall not have occurred any result, occurrence, condition, change, fact, event, circumstance, or effect that, individually or in the aggregate, has caused or would reasonably be expected to cause a material adverse change in (i) the financial condition, business, assets, properties, liabilities, operations or results of operations of Borrower and Guarantors, taken as a whole, (ii) the ability of Borrower and Guarantors to own their assets and conduct business in the ordinary course as presently owned and conducted, taken as a whole, or (iii) the ability of Borrower and Guarantors to perform their obligations in all material respects under or consummate the transactions contemplated by the Loan Documents (collectively “Material Adverse Change”).

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(8)            There being no order or injunction or other pending or threatened litigation in which there is a reasonable possibility, in Agent’s reasonable judgment, of a decision which could result in a Material Adverse Change.

(9)            Agent’s receipt and reasonably satisfactory review of a Reserve Report for the Borrowing Base Properties.

(10)          Agent shall have completed and approved a review of title to the Borrowing Base Properties, and the results of such review shall be acceptable to Agent in its reasonable discretion.

(11)          Agent’s receipt and review of copies of the executed Assignment and Bill of Sale into Borrower covering the BOAZ Properties and executed Assignment of Interests and Unit Power into USTX LLC covering the Pledged Units.

(12)          Agent’s receipt and review of a certification of Borrower that (i) Borrower is concurrently consummating the acquisition contemplated by the BOAZ PSA, (ii) all material conditions precedent to the closing of the sale have been satisfied in all material respects by Borrower and seller, (iii) specifies any properties or interests that have been excluded from the sale and the basis for the exclusion, and (iv) specifies any title curative or environmental remediation with respect to the acquired properties or interests that remains unsatisfied.

(13)          Agent’s receipt and review, with results reasonably satisfactory to Agent and its counsel, of information regarding litigation, tax, accounting, insurance, pension liabilities (actual or contingent), material contracts, debt agreements, property ownership, and contingent liabilities of Borrower and Guarantors.

(14)          Agent’s receipt and review of copies of the Payoff Letter executed by Prosperity Bank and Boaz Energy II, LLC, the Full Release executed by Prosperity Bank related to the outstanding mortgages on the Boaz Energy II, LLC credit facility, and the Release of Control Agreement executed by Prosperity Bank, and covering the Securities Account Control Agreement dated February 2, 2021, executed by Borrower, FirstCapital Bank of Midland (now Prosperity Bank), and AST Financial (now Equiniti Trust Company, LLC).

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(15)          Agent’s receipt and review of Joint Instructions regarding transfer of the Pledged Units executed by Prosperity Bank, Boaz Energy II, LLC, Borrower, and Equiniti Trust Company, LLC.

(16)          Agent’s receipt of reasonably satisfactory evidence that Borrower and Guarantors have no outstanding indebtedness other than the Term Loans and Permitted Debt.

(17)          Agent receipt of insurance certificates evidencing Borrower’s and Guarantor’s compliance with Subsection (c) of Section 7 below.

(18)          Borrower shall deliver legal opinions in Proper Form, from Borrower’s and Guarantors’ counsel addressed to Agent and Banks, regarding Borrower’s and Guarantors’ authority, the enforceability of the Loan Documents, and other matters reasonably required by Agent.

(19)          Borrower and Guarantors shall deliver certificates of the appropriate government officials of the state of formation of Borrower and Guarantors as to the existence and good standing of Borrower and Guarantors, and Borrower’s authority to do business in the State of Texas, each dated within fifteen (15) days prior to the date of this Loan Agreement.

(b)            Banks will not be obligated to make the Loans or any subsequent advance on the Loans, if, prior to the time that a loan or advance is made, (i) there has been any Material Adverse Change since the closing date, (ii) any representation or warranty made by Borrower or any Guarantor in this Loan Agreement or the other Loan Documents is untrue or incorrect in any material respect as of the date of the advance or loan except to the extent that such representation or warranty was made as of a specific date, in which case such representation or warranty shall not be untrue or incorrect in any material respect as of such specific date, (iii) Agent has not received all Loan Documents appropriately executed by Borrower, Guarantors, and all other proper parties, (iv) Agent has requested that Borrower or a Guarantor execute additional loan or security documents and those documents have not yet been properly executed, delivered, and recorded, in each case, in accordance with the terms and provisions of this Loan Agreement and the other Loan Documents, (v) Borrower and Guarantors are not in compliance in all material respects with all reporting requirements, or (vi) an Event of Default (as defined below), or any event or condition which upon notice, lapse of time, or both would, unless cured or waived, become an Event of Default, has occurred and is continuing.

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6.              Representations and Warranties. Borrower hereby represents and warrants to Agent and Banks as follows:

(a)             The execution, delivery, and performance of this Loan Agreement, the Notes, the Security Documents, the Guaranties, and all of the other Loan Documents by Borrower and Guarantors have been duly authorized by all necessary company and corporate action, and this Loan Agreement, the Notes, the Security Documents, the Guaranties, and all of the other Loan Documents constitute legal, valid, and binding obligations of Borrower and Guarantors, enforceable in accordance with their respective terms except to the extent as such enforcement may be limited by bankruptcy, insolvency, or similar laws of general application relating to the enforcement of creditors’ rights and by general principles of equity;

(b)            The execution, delivery, and performance of this Loan Agreement, the Notes, the Security Documents, the Guaranties, and the other Loan Documents, and the consummation of the transaction contemplated, (i) do not require the material consent, approval, or authorization of any third party which has not already been obtained; and (ii) do not and will not conflict with, result in a violation of, or constitute a default under (A) any provision of Borrower’s or any Guarantor’s certificate of formation, bylaws, or company agreement, or any other material agreement or instrument binding upon Borrower or any Guarantor, or (B) any material law, governmental regulation, court decree, or order to which Borrower or any Guarantor is subject;

(c)             Each of Borrower and Guarantors is a corporation or a limited liability company, existing in good standing under the laws of the State of Delaware, and has the corporate or company power and authority to consummate the transactions contemplated by the Loan Documents; and (ii) each Guarantor is authorized to do business in the respective states in which such Guarantor owns Mortgaged Properties;

(d)            Each financial statement of Borrower or any Guarantor, hereafter supplied to Agent or Banks, will be prepared in conformity with generally accepted accounting principles in effect on the date such statement was prepared, consistently applied (“GAAP”), subject to normal year-end adjustments and the absence of footnotes, and will fairly present in all material respects Borrower’s and Guarantors’ financial condition as of the date of each such statement;

(e)            There are no actions, suits, or proceedings pending or, to Borrower’s knowledge, threatened in writing against or affecting Borrower, any Guarantor, or the Mortgaged Properties, before any court or governmental department, commission, or board, which, if determined adversely, would reasonably be expected to result in a Material Adverse Change;

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(f)             Each of Borrower and Guarantors has filed all federal income tax returns and other material federal, state, and local tax reports and returns required by any material law or regulation to be filed and has either duly paid all material taxes, duties, and charges indicated due on the basis of such returns and reports, or made adequate provision for the payment thereof, except such as are being contested in good faith by appropriate proceedings and for which adequate reserves for payment thereof have been provided, and the assessment of any material amount of additional taxes in excess of those paid and reported is not reasonably expected, in each case except as could not reasonably be expected to result in a Material Adverse Change;

(g)            Each of Borrower and Guarantors is in compliance in all material respects with all applicable provisions of the Employee Retirement Income Security Act of 1974, as amended or recodified from time to time (“ERISA”); has not violated, in any material respect, any provision of any “defined benefit plan” (as defined in ERISA) maintained or contributed to by it (each a “Plan”); no material “Reportable Event” as defined in ERISA has occurred and is continuing with respect to any Plan initiated by it, unless the reporting requirements have been waived by the Pension Benefit Guaranty Corporation; and has met its minimum funding requirements, in all material respects, under ERISA with respect to each Plan;

(h)            Borrower certifies that Schedule 2 sets forth a true and correct organizational chart and list of the ownership in Borrower, Guarantors, and all Subsidiaries or other entities owned by Borrower and Guarantors indicating the ownership in each;

(i)              Schedule 3 sets forth a true and complete list of all existing ISDA Agreements and Hedge Transactions of Borrower and Guarantors, the material terms thereof (including the type, term, effective date, termination date, and notional volumes and prices), the net mark-to-market value thereof, all credit support agreements relating thereto (including any margin required or supplied), and the counter-party to each such Hedge Transaction (the “Existing Hedge Transactions”);

(j)              The purpose of any Hedge Transaction entered into or executed in connection with this Loan Agreement is to hedge commodity price risks incidental to Borrower’s and Guarantors’ business and arising from potential changes in the price of such commodity; and each Hedge Transaction entered into or executed in connection with this Loan Agreement mitigates against the risk of repayment of the Term Loans and is not for the purpose of speculation; and

(k)             (1)           Each of Borrower and Guarantors is not in violation of any laws relating to terrorism or money laundering, including Executive Order No. 13224 and the USA Patriot Act (collectively “Anti-Terrorism Laws”) in any material respect or knowingly engaging in or conspiring to engage in any transaction that evades or avoids, or has the purpose of evading or avoiding, or attempts to violate, any of the prohibitions set forth in any Anti-Terrorism Law, in any material respect;

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(2)            Each of Borrower and Guarantors is not any of the following (each a “Blocked Person”): (A) a person or entity that is listed in the annex, to, or is otherwise subject to the provisions of, Executive Order No. 13224; (B) a person or entity owned or controlled by, or acting for or on behalf of, any person or entity that is listed in the annex to, or is otherwise subject to the provisions of, Executive Order No. 13224; (C) a person or entity with which any bank or other financial institution is prohibited from dealing or otherwise engaging in any transaction by any Anti-Terrorism Law; (D) a person or entity that commits, threatens or conspires to commit or supports “terrorism” as defined in Executive Order No. 13224; or (E) a person or entity who is affiliated with any person or entity covered by this Subsection;

(3)            Borrower and Guarantors do not knowingly and in any material respect (i) conduct any business or engage in making or receiving any contribution of funds, goods, or services to or for the benefit of any Blocked Person, or (ii) deal in, or otherwise engage in any transaction relating to, any property or interests in property blocked pursuant to Executive Order No. 13224; and

(4)            Borrower and Guarantors are not knowingly in violation, in any material respect, of any rules or regulations promulgated by the Office of Foreign Asset Controls (“OFAC”) or of any economic or trade sanctions or administered and enforced by OFAC, or are not conspiring to engage in any transaction that evades or avoids, or has the purpose of evading or avoiding, or attempts to violate, in any material respect, any of the prohibitions set forth in any rules or regulations promulgated by OFAC.

7.              Covenants. Until the Loans, the Hedge Liabilities, and all other Secured Obligations are fully paid and satisfied (other than contingent obligations and Hedge Liabilities for which arrangements reasonably satisfactory to Agent and each relevant Hedge Provider have been made), Borrower shall, and shall cause each of the Guarantors to, unless Agent and Required Banks otherwise consent in writing:

(a)             (i) Maintain its existence in good standing in the state of its formation, (ii) maintain its authority to do business in all other states in which it owns Mortgaged Properties or is required to qualify, except where failure to do so could not reasonably be expected to result in a Material Adverse Change, (iii) maintain full legal capacity to perform all its obligations under this Loan Agreement and the Loan Documents, (iv) preserve and maintain the rights, licenses, permits, privileges, and franchises material to the conduct of its business, (v) continue to operate its business as presently conducted in compliance in all material respects with all applicable laws, permits, and authorizations, (vi) not permit a Change in Control (as defined below); (vii) not permit its dissolution, liquidation, or other termination of existence or forfeiture of right to do business in its jurisdiction of formation, (viii) not form any Subsidiary without promptly causing such Subsidiary to become a guarantor and/or pledgor under the Loan Documents within the time frame permitted by this Loan Agreement and the other Loan Documents, (ix) not permit a merger or consolidation (notwithstanding any other provision of this Section 7(a), unless Borrower is the surviving entity in the case of mergers or consolidations involving Borrower or, otherwise, a Guarantor is the surviving entity, which transactions are permitted hereunder), and (x) not permit any material amendment to its organizational documents in a manner that would be materially adverse to Agent or Banks, without first notifying Agent in writing at least fifteen (15) days in advance (or such other date reasonably acceptable to Agent). For the purposes of this Loan Agreement, (A) “Change in Control” shall mean the Permitted Holders collectively cease to own, directly or indirectly, at least seventy-five percent (75%) of the outstanding membership interests of Borrower, or Borrower shall cease to own all of the outstanding membership interests in each Guarantor (other than, for purposes of clarity, as set forth in the organizational chart provided in Schedule 2 hereto), and (B) the “Permitted Holders” means, collectively, (1) the existing members of Borrower as of the date of this Loan Agreement and any of their direct or indirect subsidiaries, affiliated funds or partnerships, and/or other managed or advised controlled investment affiliates, and (2) JOHN VASSALLO and DAVID MARTINEAU.

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(b)            Manage the Mortgaged Properties as a reasonably prudent operator, and perform and comply in all material respects with all relevant statutes, rules, regulations, and ordinances imposed by any governmental unit upon the Mortgaged Properties, Borrower, Guarantors, and their operations, unless the failure to do so would not reasonably be expected to result in a liability in excess of the Threshold Amount (including, without limitation, (i) the Natural Gas Policy Act of 1978, to the extent applicable, (ii) all environmental laws, and (iii) all permits, licenses, registrations, approvals, and authorizations (x) related to any natural or environmental resource or media located on, above, within, related to or affected by any Mortgaged Properties, (y) required for the performance of the operations of Borrower and Guarantors, or (z) applicable to the use, generation, handling, storage, treatment, transport, or disposal of any hazardous substances); use its commercially reasonable efforts to cause all employees, agents, contractors, subcontractors, while such are acting within the scope of their relationship with Borrower and Guarantors, to comply with all such laws as may be necessary or appropriate to enable Borrower and Guarantors to so comply; and not do anything or permit anything to be done that would subject any of the Mortgaged Properties to any material remedial obligations in violation of any environmental law, assuming disclosure to applicable governmental authorities of all relevant facts, conditions, and circumstances.

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(c)             Maintain insurance as customary in the industry, including but not limited to, casualty, comprehensive property damage, and commercial general liability, and other insurance, including worker’s compensation (if necessary to comply with law), naming Agent for the benefit of Banks as an additional insured and a loss payee, as applicable, and containing provisions prohibiting their cancellation without prior written notice to Agent, and provide, upon written request, Agent with evidence of the continual coverage of those policies prior to the lapse of any policy.

(d)             Not sell, assign, transfer, or otherwise dispose of all or any interest in the Mortgaged Properties, any Borrowing Base Properties, or any other material property or assets, except for (i) the sale or other disposition of hydrocarbons in the ordinary course of business, (ii) the sale, transfer, or other disposition of any tangible asset that is obsolete or no longer necessary for or material to the business of Borrower or Guarantors or that is replaced by an asset of at least comparable value and use, (iii) the sale or other disposition of Borrowing Base Properties in any fiscal year having an aggregate present value according to the Reserve Report used for the most- recent Borrowing Base redetermination of less than five percent (5%) of the most-recent Borrowing Base, (iv) oil and gas leases, pooling agreements, production sharing agreements, gathering agreements, produced water disposal contracts, and other similar agreements entered into in the ordinary course of business, and (v) the sale or other disposition of Borrowing Base Properties in any fiscal year having an aggregate present value according to the Reserve Report used for the most-recent Borrowing Base redetermination in excess of five percent (5%) of the most-recent Borrowing Base, with the prior written consent of Agent and Required Banks, provided that Agent and Required Banks shall not unreasonably withhold their consent for any sale, farmout, farmin, or other disposition of any Borrowing Base Properties or any interest therein, so long as: (x) the consideration received by Borrower and Guarantors in respect of such sale shall be equal to or greater than the net present value of the Borrowing Base Properties subject to such disposition as of the most recent redetermination date (scheduled or otherwise) discounted at Agent’s standard discount rate; (y) any resulting Borrowing Base deficiency after exclusion of the sale properties from the Borrowing Base is eliminated in accordance with this Loan Agreement; and (z) there is no existing Event of Default, (vi) casualty events and condemnation events, and (vii) dispositions and assignments of undeveloped acreage in connection with operating agreements, farmouts, farmins, joint exploration and development agreements and other agreements customary in the oil and gas industry that are entered into for the purposes of developing its property and under which it receives reasonably equivalent consideration.

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(e)             Promptly inform Agent of (i) any Material Adverse Change, (ii) all litigation and claims which could reasonably be expected to result in a Material Adverse Change, (iii) all actual or contingent material liabilities in an amount in excess of $1,000,000, excluding obligations incurred in the ordinary course of business or customarily identified on Borrower’s and Guarantors’ financial statements in accordance with GAAP, (iv) any change in name, identity, or structure of Borrower or any Guarantor, and (v) any uninsured or partially insured loss of any collateral through fire, theft, liability, or property damage, in an amount in excess of the Threshold Amount.

(f)              Maintain Borrower’s and Guarantors’ books and records in accordance with GAAP, and permit Agent (accompanied by Banks), upon reasonable notice, to examine, audit, and make and take away copies or reproductions of its books and records, reasonably required by Agent, at all reasonable times during normal business hours; and permit such persons as Agent may designate at reasonable times during normal business hours and upon reasonable notice to visit and inspect the Mortgaged Properties and examine all records with respect to the Mortgaged Properties, and pay for the reasonable cost of such examinations, audits, and inspections reasonably required by Agent (provided that such reimbursement shall be limited to one such visit and inspection per fiscal year absent the occurrence and continuance of an Event of Default).

(g)             Pay and discharge when due all material indebtedness and obligations, including without limitation, all material assessments, taxes, governmental charges, levies, and liens, of every kind and nature, imposed upon Borrower, Guarantors, or the Mortgaged Properties, prior to the date on which penalties would attach, and all lawful claims that, if unpaid, might become a lien or charge upon the Mortgaged Properties, income, or profits, and pay all material trade payables and other current liabilities incurred in the ordinary course of business within ninety (90) days of their due date; provided, however, Borrower and Guarantors will not be required to pay and discharge any such indebtedness, obligations, trade payables, assessment, tax, charge, levy, lien, or claim so long as (i) the same shall be contested in good faith by appropriate judicial, administrative, or other legal proceedings (if any), (ii) Borrower or such Guarantor has established adequate reserves with respect to such contested indebtedness, obligation, trade payable, assessment, tax, charge, levy, lien, or claim in accordance with GAAP, and (iii) there is no substantial risk of foreclosure on any material part of the Mortgaged Properties.

(h)             Not directly or indirectly create, incur, assume, or permit to exist any loans or indebtedness for borrowed money (including guaranties), deferred purchase price for property, goods, or services, or capital leases, secured or unsecured, absolute or contingent, except for the following (the “Permitted Debt”): (i) the Secured Obligations, (ii) the existing indebtedness set forth in Schedule 4 attached; (iii) any trade payables, taxes, and current liabilities incurred in the ordinary course of business, (iv) obligations related to Hedge Transactions permitted by this Loan Agreement, (v) purchase money indebtedness or indebtedness in respect of capital leases in an aggregate amount not to exceed the Threshold Amount at any one time outstanding, (vi) intercompany debt by and among Borrower, Guarantors, and any Subsidiary or between Subsidiaries thereof, (vii) endorsements of negotiable instruments for collection in the ordinary course of business, (viii) indebtedness constituting a guaranty by Borrower or Guarantors of any indebtedness incurred by Borrower or any Guarantor so long as the incurrence of such indebtedness by Borrower or such Guarantor is otherwise permitted by this Section 7(h), and (ix) other unsecured indebtedness in an aggregate amount not to exceed the Threshold Amount at any one time outstanding.

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(i)              Not mortgage, collaterally assign, hypothecate, pledge, or encumber, and not create, incur, or assume any lien or security interest on or in, the Mortgaged Properties (or any interest in the Mortgaged Properties), any Borrowing Base Properties, the Pledged Units, the Pledged Account, or any of Borrower’s or any Guarantor’s property or assets, except the following (collectively the “Permitted Liens”): (1) those in favor of Agent for the ratable benefit of Banks and Hedge Providers, (2) the existing liens and security interests described in Schedule 4 attached, (3) liens for taxes, assessments, or other governmental charges or levies which are not delinquent or which are being contested in good faith by appropriate action and for which adequate reserves have been maintained in accordance with GAAP, (4) landlord’s liens, operators’, vendors’, carriers’, warehousemen’s, repairmen’s, mechanics’, suppliers’, workers’, materialmen’s, construction or other like liens arising by operation of law in the ordinary course of business or incident to the exploration, development, operation, gathering, transportation, and maintenance of oil and gas properties, each of which is in respect of obligations that are not delinquent or which are being contested in good faith by appropriate action and for which adequate reserves have been maintained in accordance with GAAP, provided that, any such lien referred to in this clause that is not a statutory lien arising by operation of law does not materially impair the use of the property covered by such lien, (5) liens in connection with workers’ compensation, unemployment insurance or other social security, or pension obligations, which are not delinquent or which are being contested in good faith by appropriate action and for which adequate reserves have been maintained in accordance with GAAP, (6) liens arising pursuant to Section 9.343 of the Texas Business and Commerce Code and all other similar liens created or arising by operation of law to secure a party’s obligations as a purchaser of oil and gas, (7) purchase money security interests, capital leases, or construction liens that attach solely to the asset acquired, leased, or constructed, that secure indebtedness in an amount equal to or less than the cost and the fair market value of the asset acquired, leased, or constructed, and that are in an aggregate amount permitted as Permitted Debt, (8) contractual liens that arise in the ordinary course of business under or in connection with real property leases, operating agreements, oil and gas leases, farm-out agreements, division orders, contracts for the sale, transportation, or exchange of oil and natural gas, unitization and pooling declarations and agreements, area of mutual interest agreements, overriding royalty agreements, marketing agreements, processing agreements, development agreements, gas balancing or deferred production agreements, injection, repressuring, and recycling agreements, salt water or other disposal agreements, seismic or other geophysical permits or agreements, gathering agreements, and other agreements which are usual and customary in the oil and gas business and are for claims which are not delinquent or which are being contested in good faith by appropriate action and for which adequate reserves have been maintained in accordance with GAAP, provided that any such lien referred to in this clause does not materially impair the use of the property covered by such lien for the purposes for which such property is held by Borrower and Guarantors or materially impair the value of such property subject thereto, (9) rights of set-off or similar rights and remedies and burdening only accounts or other funds maintained with a depository institution, (10) easements, restrictions, servitudes, permits, conditions, covenants, exceptions, or reservations for the purpose of surface operations, roads, pipelines, transmission lines, transportation lines, distribution lines, and other like purposes, or for the joint or common use of real estate, rights of way, facilities, and equipment, that do not secure any monetary obligations and which in the aggregate do not materially impair the use of such properties for the purposes of which such properties are held by Borrower and Guarantors or materially impair the value of such properties subject thereto, (11) liens on cash or securities pledged to secure performance of tenders, surety and appeal bonds, government contracts, performance and return of money bonds, bids, purchase agreement, trade contracts, leases, statutory obligations, regulatory obligations and other obligations of a like nature incurred in the ordinary course of business or customary liens in favor of depository banks, (12) judgment and attachment liens not giving rise to an Event of Default, (13) consents by, required notices to, or other actions by state and federal governmental entities in connection with the assignment of state and federal oil and gas leases or other interests therein that are customarily obtained subsequent to such assignments, (14) minor defects and irregularities in title to any property, so long as such defects and irregularities neither secure indebtedness nor materially impair the value of such property or the use of such property for the purposes for which such property is held, (15) non-participating royalty interests and other similar burdens burdening such properties at the time such properties were acquired, (16) oil and gas leases, pooling agreements, production sharing agreements and other similar agreements now existing or hereafter entered into in the ordinary course of business with respect to such properties, (17) other liens, security interests, or other encumbrances securing indebtedness in an aggregate amount not to exceed the Threshold Amount at any one time outstanding, and (18) liens permitted by the Security Documents; provided, further that liens described above (other than clauses (12) and (17) above) shall remain “Permitted Liens” only for so long as no action to enforce such lien has been commenced and no intention to subordinate the first-priority lien granted in favor of Agent is to be hereby implied or expressed by the existence of such Permitted Liens.

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(j)              Not make any loans, advances, cash dividends, or other cash distributions to any holder of its equity interests, except Borrower or Guarantors may distribute to its members the following (the “Permitted Distributions”): (i) so long as there is not an Event of Default existing under Subparagraphs (1), (11), or (12) of Section 10(a) of the Loan Agreement, with respect to a taxable period, an amount equal to the sum of each direct or indirect member’s tax liability incurred as a result of such member’s direct or indirect ownership in Borrower for such taxable period, assuming each member is subject to the highest combined marginal income tax rate for an individual or corporate resident in Midland, Texas, (ii) so long as (A) there is not an Event of Default existing, no Event of Default will be caused by the distribution, and there is no Borrowing Base deficiency, and (B) the Debt to EBITDAX Ratio (as defined below) is less than or equal to 1.75 to 1.00, such other amounts as Borrower or Guarantors may elect, (iv) loans, advances, cash dividends, or other cash distributions by and among Borrower, Guarantors, and their respective Subsidiaries, and (v) such other amounts as Agent and Required Banks in their discretion shall hereafter approve in writing.

(k)             Not purchase, acquire, redeem, or retire any membership or other ownership interest in Borrower (unless a Permitted Distribution under clause (ii) of Section 7(j) above would otherwise be permitted at such time or such acquisition or redemption is made using proceeds from a substantially concurrent issuance of membership or ownership interests or such acquisition or redemption is of or redemptions of equity interests held by existing or former management); and not permit any transaction or contract with any affiliates, except (i) an arm's length transaction or customary management or other services agreements, and (ii) transactions by and among Borrower, Guarantors, and/or any of their respective Subsidiaries.

(l)              Maintain Borrower’s and each Guarantors’ primary depository accounts, treasury management services, and principal banking relationship at Frost Bank.

(m)            INDEMNIFY AGENT AND BANKS, RATABLY ACCORDING TO THEIR PERCENTAGE SHARE, AND THEIR AFFILIATES, EMPLOYEES, AGENTS, SHAREHOLDERS, DIRECTORS, AND OFFICERS (COLLECTIVELY “INDEMNIFIED PARTIES”) AGAINST ALL LOSSES, LIABILITIES, TAXES (OTHER THAN MARGIN OR FRANCHISE TAXES AND TAXES IMPOSED ON OR MEASURED BY NET INCOME OF AGENT OR BANKS), CLAIMS, DAMAGES, OR EXPENSES RELATING TO THE LOANS, THE SECURED OBLIGATIONS, THE LOAN DOCUMENTS, THE MORTGAGED PROPERTIES, OR BORROWER’S USE OF THE LOAN PROCEEDS, INCLUDING BUT NOT LIMITED TO REASONABLE AND DOCUMENTED OUT-OF-POCKET ATTORNEYS AND OTHER PROFESSIONAL FEES AND SETTLEMENT COSTS, BUT EXCLUDING, HOWEVER, THOSE CAUSED BY OR RESULTING FROM (A) ANY GROSS NEGLIGENCE, BAD FAITH, OR WILLFUL MISCONDUCT BY AGENT, BANKS, OR THE OTHER INDEMNIFIED PARTIES AS DETERMINED BY A FINAL AND NON-APPEALABLE ORDER BY A COURT OF COMPETENT JURISDICTION, OR THOSE THAT RESULT FROM A CLAIM BROUGHT BY BORROWER AGAINST AGENT OR BANKS FOR BREACH OF THEIR OBLIGATIONS HEREUNDER OR UNDER ANY OTHER LOAN DOCUMENT OR (B) ANY CLAIM, LITIGATION, INVESTIGATION OR PROCEEDING BROUGHT BY AN INDEMNIFIED PARTY AGAINST ANOTHER INDEMNIFIED PARTY (OTHER THAN ANY CLAIM, LITIGATION, INVESTIGATION OR PROCEEDING THAT IS BROUGHT BY OR AGAINST AGENT IN ITS CAPACITY AS AGENT) THAT DOES NOT INVOLVE ANY ACT OR OMISSION OF BORROWER OR ANY OF ITS AFFILIATES); AND THIS INDEMNITY SHALL SURVIVE THE TERMINATION OF THIS LOAN AGREEMENT.

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(n)             Limit all investments to the following (collectively the “Permitted Investments”): (i) direct investments in oil and gas properties and gathering systems related thereto or related to farm-out, farm-in, joint operating, joint venture or area of mutual interest agreements, gathering systems, pipelines or other similar arrangements which are usual and customary in the oil and gas exploration and production business located within the geographic boundaries of the United States of America, (ii) investments in Borrower or Guarantors or any of their respective wholly-owned Subsidiaries engaged in the oil and gas business, (iii) ownership of the Pledged Units that exist as of the closing date of this Loan Agreement, (iv) deposits, money- market accounts, and certificates of deposit maintained with Agent or Banks, (v) readily- marketable direct obligations of the United States of America or any agency thereof, (vi) fully- insured time deposits and certificates of deposit with maturities of one (1) year or less of any other commercial bank operating in the United States having capital and surplus in excess of $100,000,000, (vii) commercial paper of a domestic issuer if at the time of purchase such paper is rated in one of the two highest ratings categories of Standard and Poor’s Corporation or Moody’s Investors Service, (viii) Hedge Transactions permitted under Section 4(e), (ix) other investments, loans or advances not otherwise permitted by this Subsection 7(n) in an aggregate amount not to exceed the Threshold Amount, and (x) other investments approved in writing by Agent and Required Banks.

(o)            To the extent applicable, comply in all material respects with all applicable provisions of ERISA, not violate any material provision of any Plan, meet its minimum funding requirements under ERISA with respect to each Plan, and notify Agent in writing of the occurrence and nature of any Reportable Event or Prohibited Transaction, each as defined in ERISA, or any material funding deficiency with respect to any Plan.

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(p)            Not knowingly (i) conduct any business or engage in any transaction or dealing with any Blocked Person, including the making or receiving of any contribution of funds, goods, or services to or for the benefit of any Blocked Person; (ii) deal in, or otherwise engage in any transaction relating to, any properties or assets or interests in properties or assets blocked pursuant to Executive Order No. 13224; or (iii) engage in or conspire to engage in any transaction that evades or avoids, or has the purpose of evading or avoiding, or attempts to violate, (x) any of the prohibitions set forth in Executive Order No. 13224 or the USA Patriot Act, or (y) any prohibitions set forth in the rules or regulations issued by OFAC.

(q)             If Borrower or any Guarantor now or hereafter acquires any Subsidiary, Borrower shall cause the Subsidiary to sign and deliver to Agent for the benefit of Banks and Hedge Providers within thirty (30) days (or such later date as reasonably acceptable to Agent) a guaranty in Proper Form, guaranteeing payment of the Secured Obligations.

(r)              Except in favor of Agent, not enter into any securities account control agreement, investment account control agreement or similar agreement with respect to the Pledged Units.

(s)             Execute and deliver, or cause to be executed and delivered promptly upon Agent’s written request, any and all other agreements, instruments, or documents which Agent may reasonably request in order to give effect to the transactions contemplated under this Loan Agreement and the Loan Documents, and to grant, perfect, and maintain liens and security interests on or in the Mortgaged Properties and related collateral, and promptly cure any defects in the execution and delivery of any Loan Documents.

8.              Financial Covenants. Until the Loans, the Hedge Liabilities, and all other Secured Obligations are fully paid and satisfied (other than contingent obligations and Hedge Liabilities for which arrangements reasonably satisfactory to Agent and each relevant Hedge Provider have been made), Borrower and Guarantors and all other consolidated Subsidiaries (on a consolidated basis) shall, unless Agent and Required Banks otherwise consent in writing, maintain the following financial covenants to be calculated on a quarterly basis:

(a)             Maintain as of the end of each fiscal quarter, commencing with the fiscal quarter ending June 30, 2025, a Debt to EBITDAX Ratio less than or equal to 2.75 to 1.00. For the purposes of this covenant, the following terms have the meanings assigned below:

(i)             “Debt to EBITDAX Ratio” is defined as the ratio of the total consolidated principal indebtedness for borrowed money of Borrower, Guarantors, and all other consolidated Subsidiaries on a consolidated basis, including the Loans, divided by EBITDAX.

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(ii)            “EBITDAX” is defined as the sum of the Consolidated Net Income for the Test Period, plus, without duplication and to the extent deducted in the calculation of net income for such Test Period, (1) consolidated income tax expense (including any penalties and interest related to taxes or arising from tax examinations), (2) consolidated interest expense, (3) consolidated depletion, depreciation, amortization, and other non-cash charges, (4) consolidated exploration expense, including intangible drilling and completion costs and dry hole and abandonment expense, (5) consolidated non-cash losses and charges, (6) costs, expenses, fees and charges associated with mergers, acquisitions, restructurings, dispositions and other transactions permitted by this Loan Agreement in an aggregate amount during any four fiscal quarter period not to exceed the Threshold Amount (as defined below), and (7) all losses from asset dispositions (other than hydrocarbons produced in the ordinary course of business) and extraordinary non-recurring losses and minus consolidated extraordinary gains from the sale of assets (other than hydrocarbons produced in the ordinary course of business) and extraordinary non-recurring gains; provided, however, that the mark-to-market values for Hedge Transactions in accordance with Accounting Standards Codification Topic 815 (“ASC 815”) shall be excluded from this calculation until such time as the gains or losses from the Hedge Transactions are actually realized or the Hedge Transactions expire. For the sole purpose of calculating EBITDAX for any Test Period, if at any time during such Test Period Borrower and Guarantors shall have made any Material Disposition or Material Acquisition, EBITDAX for such Test Period shall be calculated after giving pro forma effect thereto as if such Material Disposition or Material Acquisition had occurred on the first day of each Test Period, such calculations to be reasonably acceptable to Agent. For purposes hereof, (x) “Material Acquisition” means any acquisition of property or series of related acquisitions of property that involves the payment of consideration by Borrower and Guarantors in excess of a dollar amount equal to five percent (5%) of the then-effective Borrowing Base (but, in any event, no less than $1,000,000); (y) “Material Disposition” means any transfer of property or series of related transfers of property (other than transfers of hydrocarbons in the ordinary course of business) that yields gross proceeds to Borrower and Guarantors in excess of a dollar amount equal to five percent (5%) of the then-effective Borrowing Base (but, in any event, no less than $1,000,000); and (z) “Threshold Amount” means $1,000,000.00.

(iii)           “Consolidated Net Income” for purposes of calculating EBITDAX is defined as consolidated net income of Borrower, Guarantors, and all other Subsidiaries as reported in the T2S Financial Statements, less any dividend income received from the Pledged Units, plus the pro rata share of calculated net income related to the Pledged Units as if the Pledged Units were in the form of a Working Interest (“Royalty Trust Net Income”), as prepared in accordance with GAAP. For the avoidance of doubt Royalty Trust Net Income is calculated as the percentage ownership of Pledged Units multiplied by the Royalty Trust Net Income.

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(iv)           “Test Period” is defined as (1) for the fiscal quarter ending June 30, 2025, the second quarter 2025 annualized, and (2) for the fiscal quarter ending September 30, 2025, and each fiscal quarter thereafter, the prior two fiscal quarters annualized.

(b)            Maintain at the end of each fiscal quarter, commencing with the fiscal quarter ending June 30, 2025, a Current Ratio greater than or equal to 1.0 to 1.0. “Current Ratio” is defined as the ratio of (i) the consolidated current assets of Borrower, Guarantors, and all other consolidated Subsidiaries, excluding however, the Pledged Units (collectively “Current Assets”), divided by (ii) the consolidated current liabilities of Borrower, Guarantors, and all other consolidated Subsidiaries (excluding current maturities of long-term debt and the Term Loans); provided, however, that (1) the mark-to-market values for Hedge Transactions in accordance with ASC 815 shall be excluded from this calculation until such time as the gains or losses from the Hedge Transactions are actually realized or the Hedge Transactions expire; and (2) any asset retirement obligation in accordance with Accounting Standards Codification Topic 410 (“ASC 410”) shall be excluded.

(c)            Borrower may during the period beginning ten (10) Business Days prior to the end of a fiscal quarter and ending ten (10) Business Days after the due date (the “Equity Cure Deadline”) for a Compliance Certificate (as required under Subsection (c) of Section 9 of this Loan Agreement) that shows a breach of the Debt to EBITDAX Ratio described in Subsection (a) of this Section 8 or the Current Ratio described in Subsection (b) of this Section 8, cure the breach by receipt of additional cash equity contributions (the “Equity Cure”) and such cash contributions on or before the end of Equity Cure Deadline shall be deemed to relate back to the compliance date for the purposes of re-calculating the breached financial covenant and shall be: (1) deemed additional net income for the purpose of curing the Debt to EBITDAX Ratio, and (2) deemed Current Assets for the purpose of curing the Current Ratio (any such equity contribution so included in the calculation of EBITDAX, a “Specified Equity Contribution”); provided, however, that: (1) the amount of any Specified Equity Contribution will be no greater than the amount required to cause Borrower to be in compliance with the financial covenants, (2) the Specified Equity Contribution must be made as cash equity and not as a loan or any other vehicle, (3) all Specified Equity Contributions shall be disregarded for any purpose other than determining compliance with the financial covenants and shall not be considered in determining any covenant baskets, or for pricing purposes, (4) each Specified Equity Contribution shall not be retroactively applied to reduce the outstanding principal balance of the Term Loans, even if such Equity Cure is paid to reduce such balance, (5) Borrower shall only have the right to utilize this Equity Cure for two (2) of any consecutive four (4) fiscal quarters, (6) Borrower shall only have the right to utilize this Equity Cure four (4) times during the term of this Loan Agreement, (6) after the Equity Cure Deadline, Borrower may not distribute any such cash equity contribution until Borrower has demonstrated compliance with such covenants during the succeeding three (3) fiscal quarters (in the case of the Debt to EBITDAX Ratio) or the next succeeding fiscal quarter (in the case of the Current Ratio), such distribution would be a Permitted Distribution, and in any case, without the prior written consent of Agent and Required Banks, and (8) notwithstanding any provision of the financial covenants to the contrary, the Equity Cure shall not be annualized for the purposes of the financial covenant calculation, even if the Equity Cure is made during a fiscal quarter in which other numbers are annualized.

Unless otherwise specified, all accounting and financial terms and covenants set forth above are to be determined according to GAAP, consistently applied.

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9.              Reporting Requirements. Until the Loans, the Hedge Liabilities, and all other Secured Obligations are fully paid and satisfied (other than contingent obligations and Hedge Liabilities for which arrangements reasonably satisfactory to Agent and each relevant Hedge Provider have been made), Borrower shall, and shall cause each of the Guarantors to, unless Agent and Required Banks otherwise consent in writing, furnish to Agent in Proper Form:

(a)            As soon as available, and in any event within one hundred twenty (120) days of the end of Borrower’s fiscal year, commencing with the fiscal year ended December 31, 2025, annual financial statements for Borrower, Guarantors, and all other consolidated Subsidiaries, on a consolidated basis, consisting of at least a balance sheet, an income statement, a statement of cash flows, and a statement of changes in owners’ equity, audited by independent certified public accountants reasonably acceptable to Agent, and certified by an authorized officer of Borrower (i) as being true and correct in all material respects, (ii) as fairly reporting in all material respects the financial condition of Borrower, Guarantors, and all other consolidated Subsidiaries as of the close of the fiscal year and the results of their operations for the year, and (iii) as having been prepared in accordance with GAAP;

(b)            As soon as available, and in any event within sixty (60) days of the end of each fiscal quarter (other than the last fiscal quarter of each year), commencing with the fiscal quarter ending June 30, 2025, unaudited quarterly financial statements for Borrower, Guarantors, and all other consolidated Subsidiaries, on a consolidated basis, consisting of at least a balance sheet, an income statement, a statement of cash flows, and a statement of changes in owners’ equity, for the quarter and for the period from the beginning of the fiscal year to the close of the quarter, prepared by Borrower and certified by an authorized officer of Borrower (i) as being true and correct in all material aspects, (ii) as fairly reporting in all material respects the financial condition of Borrower, Guarantors, and all other consolidated Subsidiaries as of the close of the fiscal quarter and the results of their operations for the fiscal quarter, and (iii) as having been prepared in accordance with GAAP, subject to normal year-end adjustments and the absence of footnotes (the annual financial statements required under Subsection (a) above and the quarterly financial statements required under this Subsection (b) are collectively the “T2S Financial Statements”);

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(c)            With the quarterly and annual financial statements required above, a quarterly Compliance Certificate in the form of Exhibit B attached, signed by an authorized officer of Borrower, certifying compliance with the financial covenants and other matters set forth in this Loan Agreement.

(d)            On or before March 31st of each year, commencing March 31, 2026, a reserve report dated as of January 1, prepared by an independent petroleum engineering firm reasonably acceptable to Agent, on or before August 31st of each year, commencing August 31, 2025, a reserve report dated as of July 1, prepared by Borrower, and within thirty (30) days of Agent’s written request in connection with any Special Redetermination, a current reserve report prepared by Borrower (collectively the “Reserve Report”), each Reserve Report to be prepared on a consistent basis in accordance with customary standards and procedures of the petroleum industry, estimating the quantity of oil, gas, and associated hydrocarbons recoverable from the proved Borrowing Base Properties, and the projected income and expense attributable to the proved Borrowing Base Properties, including, without limitation, a description of reserves, net revenue interests and working interests attributable to the reserves, rates of production, gross revenues, operating expenses, ad valorem taxes, capital expenditures necessary to cause the proved Borrowing Base Properties to achieve the rate of production set forth in the report, net revenues and present value of future net revenues attributable to the reserves and production therefrom, a statement of the assumptions upon which the determinations were made and any other matters related to the operations of the Borrowing Base Properties and the estimated income therefrom;

(e)            With the quarterly financial statements required above, a lease operating statement and production report for the trailing twelve months or from the date of this Loan Agreement for the first 12 months of this Loan Agreement, on a well-by-well or unit basis, showing the net proceeds from the sale of oil, gas, and associated hydrocarbons produced from the Mortgaged Properties, the net quantity of oil, gas, and associated hydrocarbons sold, the net severance, gross production, net occupation, or gathering taxes deducted from or paid out of the net proceeds, the net lease operating expenses, net intangible drilling costs, and net capital expenditures, the gross number of wells operated, drilled, or abandoned, and such other information as Agent may reasonably request;

(f)             With the quarterly financial statements required above and within thirty (30) days of Agent’s request, a hedging report setting forth in a spreadsheet in Proper Form as of the last Business Day of such prior fiscal quarter end, a summary of Borrower’s and Guarantors’ existing hedging positions under all Hedge Transactions (including physical and financial hedges, forward agreements or contracts of sale which provide for prepayment for deferred shipment or delivery of oil, gas, and other commodities), including the counterparties, type, term, effective date, termination date, and notional volumes and prices for such volumes, and the hedged prices, interest rates, or exchange rates, as applicable, the current mark-to-market on each Hedge Transaction, the percentage of the total value of all proved developed producing Borrowing Base Properties that are hedged, and any new credit support agreements relating thereto not previously disclosed to Agent, and demonstrating compliance, calculated separately for crude oil, natural gas, and natural gas liquids, with the maximum percentage of volumes that may be hedged under Section 4(e)(i) of this Loan Agreement and with the required percentage of volumes that must be hedged under Section 4(f) of this Loan Agreement;

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(g)            Within five (5) Business Days of Agent’s request, Borrower and Guarantors shall provide to Agent and Banks full and complete copies of all agreements, documents, and instruments evidencing all then-existing Hedge Transactions and such other information regarding Hedge Transactions as Agent may reasonably request;

(h)            Within thirty (30) days of filing, copies of Borrower’s and each Guarantor’s federal, state, and local income tax filings or returns, with all schedules, attachments, forms, and exhibits;

(i)             On or before March 1 of each year, a cash flow, budget, and capital expenditure forecast for the fiscal year, in Proper Form and duly certified by an authorized representative of Borrower as being true and correct in all material aspects;

(j)             Within ten (10) Business Days of Agent’s written request, a list showing the name, address, telephone number, and contact of each first purchaser of oil, gas, and associated hydrocarbons produced from or attributable to the Borrowing Base Properties;

(k)            Within five (5) Business Days after Borrower learns of any such occurrence, a written report of any pending litigation which would reasonably be expected to result in a Material Adverse Change;

(l)             Within five (5) Business Days after Borrower learns of any default under one or more Hedge Transactions that results in an obligation of Borrower and Guarantors to make one or more material payments in excess of the Threshold Amount in the aggregate, written notice of the default and copies of all documentation relating to the default;

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(m)           As soon as possible and in any event within five (5) Business Days after the occurrence of any Event of Default, the written statement of Borrower setting forth the details of such Event of Default and the action which Borrower proposes to take with respect thereto; and

(n)            Within fifteen (15) days of Agent’s written request or as soon as practically possible thereafter, such other information respecting the condition and the operations, financial or otherwise, of Borrower, Guarantors, and the Mortgaged Properties as Agent or Banks may from time to time reasonably request.

10.            Events of Default. (a) The occurrence at any time of any of the following events or the existence of any of the following conditions, and the expiration of any notice, cure, or grace period expressly required by Subsection (c) of this Section 10 below, shall be called an “Event of Default”:

(1)            Failure to make (x) punctual principal payment when due or declared due of any sums owing on any of the Notes, or (y) payment when due on any other Secured Obligations owing to Agent or Banks, including amounts owed under any fee letters among Borrower and Agent or Banks; or

(2)            Failure of any of the Obligated Parties (as defined below) to perform in all material respects any of the obligations, covenants, or agreements, contained in this Loan Agreement or any of the other Loan Documents; or any representation or warranty made by Borrower or any Guarantor under this Loan Agreement or the other Loan Documents proves to have been false, misleading, or erroneous in any material respect as of the date on which such representation or warranty is made (or deemed made); or

(3)            (A)(1) The designation of an “Early Termination Date” by a Hedge Provider under an ISDA Agreement following the occurrence of an “Event of Default” or “Termination Event” with respect to Borrower or any Guarantor thereunder which could reasonably be expected to result in liability in an aggregate amount in excess of the Threshold Amount, or (2) Borrower’s or any Guarantor’s failure to make punctual payment when due, after giving effect to any applicable notice, cure, or grace period, of any Hedge Liabilities owed to a Hedge Provider; or (B) Borrower’s or any Guarantor’s failure to make punctual payment when due, after giving effect to any applicable notice, cure, or grace period, of any obligations or liabilities owed to an Approved Counterparty under an ISDA Agreement or in respect of one or more Hedge Transactions in an aggregate amount in excess of the Threshold Amount; or

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(4)            If production payments for oil and gas produced from or attributable to any Borrowing Base Properties are directed by Borrower or any Guarantor to any party other than the lockbox maintained by Agent following the establishment of the lockbox under Subsection (e) of Section 2 of this Loan Agreement; or

(5)            A failure by Borrower to resolve a Borrowing Base deficiency in accordance with Subsection (b) of Section 3 of this Loan Agreement; or

(6)            Levy, execution, attachment, sequestration, or other writ against any material real or personal property, representing the security for the Secured Obligations, and such levy, execution, attachment, sequestration, or other writ is not stayed or released within sixty (60) days after the entry or levy thereof or after any stay is vacated or set aside; or

(7)            Any “Event of Default” under the Notes or any of the other Loan Documents, not promptly cured within the grace or cure periods required under this Loan Agreement, the Events of Default defined in the Notes and Loan Documents being cumulative to those contained in this Loan Agreement; or

(8)            The transfer, whether voluntarily or by operation of law, of all or any portion of the Mortgaged Properties in violation of Subsection (d) of Section 7 of the Loan Agreement; or

(9)            The failure of any of the Obligated Parties to pay any money judgment in excess of the Threshold Amount, against that party before the expiration of sixty (60) days after the judgment becomes final and non-appealable; or

(10)          Borrower’s or any Guarantor’s liquidation, termination of existence, merger or consolidation with another (unless Borrower is the surviving entity in the case of mergers or consolidations involving Borrower or, otherwise, a Guarantor is the surviving entity), forfeiture of right to do business, or appointment of a trustee or receiver for any part of its property or the filing of an action seeking to appoint a trustee or receiver; or

(11)          A filing by any of the Obligated Parties of a voluntary petition in bankruptcy, or taking advantage of any Debtor Relief Laws; or an answer admitting the material allegations of a petition filed against any of the Obligated Parties, under any Debtor Relief Laws; or

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(12)          The failure of any of the Obligated Parties to obtain dismissal within ninety (90) days of any involuntary proceeding filed against that party under any Debtor Relief Laws; or

(13)          Any of the Obligated Parties revokes or disputes in writing the validity of or liability under any of the Loan Documents, including any guaranty or security document.

(b)            The term “Obligated Parties” means Borrower, Guarantors, or any of them, any other party who agrees in writing to be liable, in whole or in part, for the payment of any of the Notes or any other Secured Obligations, whether as maker, endorser, guarantor, surety, or otherwise, and any party executing any deed of trust, mortgage, security agreement, pledge agreement, assignment, or other contract of any kind executed as security in connection with or pertaining to the Notes, the Loans, or any other Secured Obligations. The term “Debtor Relief Laws” means any applicable liquidation, conservatorship, receivership, bankruptcy, moratorium, rearrangement, insolvency, reorganization, or similar laws affecting the rights or remedies of creditors generally, as in effect from time to time.

(c)            Upon any Event of Default described in Subsection (a)(1) above regarding payment of accrued interest on the Term Loans or any other amount in respect of any Secured Obligations (other than principal on the Term Loans), Borrower shall have three (3) Business Days grace after the due date in the invoice provided by Agent in order to cure the default prior to an Event of Default being declared. Upon any Event of Default described in Subsection (a) above other than Subsections (a)(1) or (a)(3), Agent shall provide Borrower with written notice of the Event of Default and Borrower shall have thirty (30) days after notice in order to cure the default prior to an Event of Default being declared; except Borrower shall have no cure period and no notice shall be required for any voluntary filing by Borrower under any Debtor Relief Laws, for any violation of Subsection (d) of Section 7 of this Loan Agreement, for any liquidation or termination of existence of Borrower, or for any breach of a financial covenant or a negative covenant (subject to Subsection (c) of Section 8), and provided that Agent and Banks are not obligated to provide written notice of any default which Borrower reports to Agent, but Borrower shall have the benefit of any applicable grace or cure period specifically provided for herein.

11.            Remedies. (a) Upon the occurrence and during the continuance of any one or more of the foregoing Events of Default, the entire unpaid principal balances of the Notes, together with all accrued but unpaid interest thereon, and all other Secured Obligations (excluding the Hedge Liabilities), shall, at the option of Agent and Required Banks, become immediately due and payable without further presentation, demand for payment, notice of intent to accelerate, notice of acceleration or dishonor, protest or notice of protest of any kind, all of which are expressly waived by Borrower and Guarantors; provided, however, that if any Event of Default under Subsection (a)(11) or (a)(12) of Section 10 of this Loan Agreement has occurred and is continuing, no notice to Borrower shall be required and in such event the entire unpaid principal balances of the Notes, together with all accrued but unpaid interest thereon, and all other Secured Obligations (excluding the Hedge Liabilities), shall automatically become due and payable without presentation, demand for payment, notice of intent to accelerate, notice of acceleration or dishonor, protest or notice of protest of any kind, all of which are expressly waived by Borrower and Guarantors. Any and all rights and remedies of Agent and Banks pursuant to this Loan Agreement or any of the other Loan Documents may be exercised by Agent, at its option, on behalf of Banks and Hedge Providers, upon the occurrence and during the continuance of an Event of Default. All remedies of Agent on behalf of Banks and Hedge Providers may be exercised singularly, concurrently, or consecutively, without waiver or election.

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(b)            All rights of Agent, Banks, and Hedge Providers under the terms of this Loan Agreement shall be cumulative of, and in addition to, (i) the rights of Agent and Banks under any and all other agreements among Borrower, Guarantors, Agent, and Banks (including, but not limited to, the other Loan Documents), and (ii) the rights of Hedge Providers under any ISDA Agreement or other documents governing the terms of Hedge Transactions, and not in substitution or diminution of any rights now or hereafter held by Agent, Banks, or Hedge Providers under the terms of any other agreement.

12.            Waiver and Amendment. Neither the failure nor any delay on the part of Agent or Banks to exercise any right, power, or privilege herein or under any of the other Loan Documents shall operate as a waiver thereof, nor shall any single or partial exercise of such right, power, or privilege preclude any other or further exercise thereof or the exercise of any other right, power, or privilege. No modification or amendment to this Loan Agreement or to any of the other Loan Documents shall be valid or effective unless the same is signed by the party against whom it is sought to be enforced.

13.            Savings Clause. Regardless of any provision contained in this Loan Agreement, the Notes, or any of the Loan Documents, it is the express intent of the parties that at no time shall Borrower, Guarantors, or any of the Obligated Parties pay interest in excess of the Maximum Rate (or any other interest amount which might in any way be deemed usurious), and Banks will never be considered to have contracted for or to be entitled to charge, receive, collect, or apply as interest on any of the Notes or the other Secured Obligations, any amount in excess of the Maximum Rate (or any other interest amount which might in any way be deemed usurious). In the event that Banks ever receive, collect, or apply as interest any such excess, the amount which would be excessive interest will be applied to the reduction of the principal balances of the Notes and the other Secured Obligations, and, if the principal balances of the Notes and the other Secured Obligations are paid in full, any remaining excess shall forthwith be paid to Borrower. In determining whether the interest paid or payable exceeds the Maximum Rate (or any other interest amount which might in any way be deemed usurious), Borrower, Guarantors, and Banks shall, to the maximum extent permitted under applicable law: (i) characterize any non-principal payment (other than payments which are expressly designated as interest payments hereunder) as an expense or fee rather than as interest; (ii) exclude voluntary prepayments and the effect thereof; and (iii) amortize, pro rate, or spread the total amount of interest throughout the entire contemplated term of the Notes so that the interest rate is uniform throughout the term. The term “Maximum Rate” means the maximum interest rate which may be lawfully charged under applicable law.

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14.            Notices. Any notice or other communications provided for in this Loan Agreement shall be in writing and shall be given to the party at the address shown below or in Schedule 1 with respect to Banks:

Agent:	Frost Bank
Attention: Will Ellerbe, Senior Vice President
508 W. Wall St., Suite 1100
Midland, Texas 79701
E-mail:

With a copy to counsel for Agent:	Paul D. Bradford
Harris, Finley & Bogle, P.C.
777 Main Street, Suite 1800
Fort Worth, Texas 76102-5341
E-mail:

Borrower and Guarantors:	T2s permian acquisition ii llc
Attention: Thomas W. Pritchard, Chief Executive Officer
1800 Wazee Street, Suite 318
Denver, CO 80202
E-mail:

Any such notice or other communication shall be deemed to have been given on the day it is personally delivered or, if mailed, on the third day after it is deposited in an official receptacle for the United States mail, or, if sent by electronic mail, on the date it is received by the party, or, if by national overnight courier, on the next Business Day after deposit with such courier. Any party may change its address for the purposes of this Loan Agreement by giving notice of such change in accordance with this paragraph.

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15.            Governing Law; Venue; and Waivers. (a) THIS LOAN AGREEMENT, THE TERM NOTES, THE SECURITY DOCUMENTS, THE GUARANTIES, AND EACH OTHER LOAN DOCUMENT, AND ALL MATTERS RELATING HERETO OR THERETO OR ARISING THEREFROM (WHETHER SOUNDING IN CONTRACT LAW, TORT LAW, OR OTHERWISE), SHALL BE GOVERNED BY, AND SHALL BE CONSTRUED AND ENFORCED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF TEXAS, WITHOUT REGARD TO CONFLICTS OF LAWS PRINCIPLES, EXCEPT TO THE EXTENT THAT THE LAWS OF ANOTHER STATE MUST APPLY TO REAL PROPERTY SITUATED WITHIN THAT STATE. EACH OF BORROWER AND GUARANTORS HEREBY CONSENTS TO THE JURISDICTION OF ANY STATE OR FEDERAL COURT LOCATED WITHIN THE COUNTY OF MIDLAND, STATE OF TEXAS AND IRREVOCABLY AGREES THAT, SUBJECT TO AGENT’S ELECTION, ALL ACTIONS OR PROCEEDINGS ARISING OUT OF OR RELATING TO THIS LOAN AGREEMENT, THE TERM NOTES, THE SECURITY DOCUMENTS, THE GUARANTIES, OR THE OTHER LOAN DOCUMENTS SHALL BE LITIGATED IN SUCH COURTS, EXCEPT TO THE EXTENT THAT THE LAWS OF ANOTHER STATE MUST APPLY TO REAL PROPERTY SITUATED WITHIN THAT STATE. EACH OF BORROWER AND GUARANTORS EXPRESSLY SUBMITS AND CONSENTS TO THE JURISDICTION OF THE AFORESAID COURTS AND WAIVES ANY DEFENSE OF FORUM NON CONVENIENS. EACH OF BORROWER AND GUARANTORS HEREBY WAIVES PERSONAL SERVICE OF ANY AND ALL PROCESS AND AGREES THAT ALL SUCH SERVICE OF PROCESS MAY BE MADE UPON THEM BY CERTIFIED OR REGISTERED MAIL, RETURN RECEIPT REQUESTED, ADDRESSED TO BORROWER OR GUARANTORS AT THE ADDRESS SET FORTH IN THIS LOAN AGREEMENT AND SERVICE SO MADE SHALL BE COMPLETE TEN (10) DAYS AFTER THE SAME HAS BEEN POSTED.

(b)            WAIVER OF JURY TRIAL. EACH OF BORROWER, GUARANTORS, AGENT, AND BANKS HEREBY IRREVOCABLY WAIVES ANY AND ALL RIGHT TO TRIAL BY JURY IN ANY LEGAL ACTION OR PROCEEDING ARISING OUT OF OR RELATING TO THIS LOAN AGREEMENT, THE TERM NOTES, THE SECURITY DOCUMENTS, THE GUARANTIES, OR THE OTHER LOAN DOCUMENTS OR THE TRANSACTIONS CONTEMPLATED HEREBY AND THEREBY AND AGREES THAT ANY SUCH ACTION OR PROCEEDING SHALL BE TRIED BEFORE A COURT AND NOT BEFORE A JURY.

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(c)            WAIVER OF SPECIAL DAMAGES. EACH OF BORROWER, GUARANTORS, AGENT, AND BANKS HEREBY KNOWINGLY, VOLUNTARILY, INTENTIONALLY, AND IRREVOCABLY WAIVES, TO THE MAXIMUM EXTENT IT MAY LAWFULLY AND EFFECTIVELY DO SO, ANY RIGHT IT MAY HAVE TO CLAIM OR RECOVER IN ANY LITIGATION OR DISPUTE RELATED TO THIS LOAN AGREEMENT, THE TERM NOTES, THE SECURITY DOCUMENTS, THE GUARANTIES, OR ANY OF THE LOAN DOCUMENTS, OR DIRECTLY OR INDIRECTLY AT ANY TIME ARISING OUT OF, UNDER OR IN CONNECTION WITH ANY TRANSACTION CONTEMPLATED THEREBY OR ASSOCIATED THEREWITH, ANY SPECIAL, CONSEQUENTIAL, EXEMPLARY, OR PUNITIVE DAMAGES (REGARDLESS OF HOW NAMED), OR DAMAGES OTHER THAN, OR IN ADDITION TO, ACTUAL DAMAGES (COLLECTIVELY “SPECIAL DAMAGES”).

(d)            EACH OF BORROWER, GUARANTORS, AGENT, AND BANKS ACKNOWLEDGES THAT THE AGREEMENTS AND WAIVER IN THIS SECTION 15 ARE A MATERIAL INDUCEMENT TO ENTER INTO A BUSINESS RELATIONSHIP, THAT EACH HAS RELIED ON THE AGREEMENTS AND WAIVERS IN ENTERING INTO THIS LOAN AGREEMENT, THE TERM NOTES, THE SECURITY DOCUMENTS, THE GUARANTIES, AND THE OTHER LOAN DOCUMENTS, AND THAT EACH WILL CONTINUE TO RELY ON THE AGREEMENTS AND WAIVERS IN THEIR RELATED FUTURE DEALINGS. EACH OF BORROWER, GUARANTORS, AGENT, AND BANKS WARRANTS AND REPRESENTS THAT EACH HAS HAD THE OPPORTUNITY OF REVIEWING THESE AGREEMENTS AND WAIVERS WITH LEGAL COUNSEL, AND THAT EACH KNOWINGLY AND VOLUNTARILY WAIVES ITS JURY TRIAL RIGHTS AND SPECIAL DAMAGES.

16.            Miscellaneous. (a) This Loan Agreement shall be binding upon and inure to the benefit of Agent, Banks, Borrower, Guarantors, and their respective successors and assigns; provided, however, that Borrower and Guarantors may not, without the prior written consent of Agent and Required Banks, assign any rights, powers, duties, or obligations under this Loan Agreement or any of the other Loan Documents.

(b)            If any provision of this Loan Agreement or any other Loan Documents is held to be illegal, invalid, or unenforceable under present or future laws, such provision shall be fully severable and the remaining provisions of this Loan Agreement or any of the other Loan Documents shall remain in full force and effect and shall not be affected by the illegal, invalid, or unenforceable provision or by its severance.

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(c)            All covenants, agreements, undertakings, representations, and warranties made in this Loan Agreement and the other Loan Documents shall survive any closing under this Loan Agreement.

(d)            [Intentionally omitted.]

(e)            Without limiting the effect of any provision of any Loan Document which provides for the payment of reasonable and documented out-of-pocket expenses and attorneys’ fees upon the occurrence of certain events, Borrower shall pay all reasonable and documented out-of-pocket costs and expenses, including, without limitation, the reasonable and documented out-of-pocket attorneys’ fees of Agent’s independent legal counsel (limited to one primary counsel and one local counsel in any applicable and reasonably necessary jurisdiction) in connection with (i) the preparation of this Loan Agreement and the other Loan Documents, and any and all extensions, renewals, amendments, supplements, extensions, or modifications thereof, (ii) any action reasonably required in the course of administration of the Loans or the other Secured Obligations, (iii) any costs for title due diligence review by Agent's counsel or landmen retained on behalf of Agent, (iv) any costs of the review of each Reserve Report by Agent’s third-party independent petroleum engineering firm, (v) resolution of any disputes with Borrower or any Guarantor related to the Loans, the Secured Obligations, or this Loan Agreement, and (vi) any action in the enforcement of Agent’s or Banks’ rights upon the occurrence of an Event of Default.

(f)             If there is a conflict between the terms of this Loan Agreement and the terms of any of the other Loan Documents, the terms of this Loan Agreement will control.

(g)            Banks shall have the right (i) with the consent of Agent and with the consent of Borrower, which shall not be unreasonably withheld, delayed, or conditioned (unless an Event of Default has occurred and is continuing, in which case no consent of Borrower is needed) (A) to assign the Loans or Commitment Amount to a financial institution that is, or contemporaneously with such transfer is added as, a “Bank” by becoming a party to this Loan Agreement by the execution of an assignment and assumption agreement reasonably satisfactory to Borrower and Agent, and be released from liability with respect to the Loans and Commitment Amount so assigned and assumed, and (B) to transfer or sell participations in the Loans or Commitment Amount with the transferability of voting rights limited to increases in the principal commitment of such participant, decreases in the interest rate or fees payable in respect of such participation, or extension of the Maturity Date, and (ii) to pledge or assign a lien or security interest in all or any portion of its rights under this Loan Agreement or the other Loan Documents (including the Term Note) to secure obligations of Banks to any Federal Reserve Bank. Agent and Banks may not, however, add additional Banks to this Loan Agreement, without the prior written consent of Borrower, not to be unreasonably withheld, delayed, or conditioned (unless an Event of Default has occurred and is continuing, in which case no consent of Borrower is needed).

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(h)            This Loan Agreement may be separately executed in any number of counterparts, each of which will be an original, but all of which, taken together, shall be deemed to constitute one agreement, and Agent is authorized to attach the signature pages from the counterparts to copies for Agent, Banks, and Borrower. At Agent’s option, this Loan Agreement and the Loan Documents may also be executed by Borrower, Guarantors, and Banks in remote locations with signature pages faxed or scanned and e-mailed to Agent. Borrower, Guarantors, Agent, and Banks agree that the faxed or scanned signatures are binding upon Borrower, Guarantors, Agent, and Banks, and Borrower further agrees to promptly deliver the original signatures for this Loan Agreement and all Loan Documents by overnight mail or expedited delivery to Agent, and it will be an Event of Default if Borrower fails to promptly deliver all required original signatures to Agent.

17.            Agency Provisions. (a) Each of the Banks hereby irrevocably appoints and authorizes Agent to take such action as Agent on its behalf and to exercise such powers under this Loan Agreement as are delegated to Agent by the terms hereof, together with such powers as are reasonably incidental thereto. The duties of Agent shall be mechanical and administrative in nature, and Agent shall not by reason of this Loan Agreement be a trustee or fiduciary for Banks. Agent shall have no duties or responsibilities except those expressly set forth herein. As to any matters not expressly provided for by this Loan Agreement (including, without limitation, enforcement or collection of the Notes), Agent shall not be required to exercise any discretion or take any action, but shall be required to act or to refrain from acting (and shall be fully protected in so acting or so refraining from acting) upon the instructions of Banks or Required Banks, as applicable, and such instructions shall be binding upon all Banks and all holders of the Notes; provided, however, that Agent shall not be required to take any action which exposes Agent to personal liability or which is contrary to this Loan Agreement or applicable law. Without the prior instructions of Banks or Required Banks, as applicable, Agent may exercise any provisions of this Loan Agreement or the other Loan Documents which directly or indirectly authorize Agent to exercise its discretion or otherwise take actions which are discretionary in nature.

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(b)            No amendment, modification, or waiver of, or consent with respect to, any provision of this Loan Agreement, the Notes, or the other Loan Documents, and no departure by Borrower or any Guarantor therefrom, shall be effective unless the same shall be in writing and signed and delivered by Agent and, if required below or herein, by Banks or Required Banks, as applicable, and, in the case of an amendment or other modification, Borrower, and then any such amendment, modification, waiver, or consent shall be effective only in the specific instance and for the specific purpose for which given; provided that no amendment, modification, waiver, or consent shall, unless signed by Agent and all Banks (excluding any Defaulting Bank, except that the Percentage Share or Commitment Amount of such Defaulting Bank may not be increased or extended without the written consent of the Defaulting Bank): (i) increase the Commitment Amount or Percentage Share of any Bank, extend the Maturity Date, or subject any Bank to any additional obligation, without the consent of such Bank, (ii) increase the Borrowing Base, (iii) release any Guarantor from its obligations under the applicable Guaranty, (iv) release a material portion or all or substantially all of the Mortgaged Properties, excluding releases expressly permitted by Subsection (d) of Section 7 of this Loan Agreement, (v) amend or waive any provision or condition in this Subsection (b), (vi) amend or waive any of provisions related to the Borrowing Base, (vii) forgive any of the principal of or reduce the rate of interest on any Loans (other than default interest) or any fees under this Loan Agreement, (viii) postpone the date fixed for any payment of principal of or interest on any Loans or any fees under this Loan Agreement, or (ix) change the number or percentage of Banks required to effect an amendment, modification, waiver, or consent, or to take any action under this Section, without, in each case, the consent of each Bank affected thereby. Further, no provision of this Loan Agreement affecting Agent in its capacity as such shall be amended, modified, or waived without the consent of Agent. All other amendments, modifications, waivers, or consents with respect to the management of Banks’ relationship with Borrower and Guarantors and the credit facilities created under this Loan Agreement and the other Loan Documents, including without limitation (i) whether or not to accelerate the Notes, (ii) all material matters relating to foreclosure and collection, and (iii) what directions to give Agent regarding matters not covered by this Loan Agreement and the other Loan Documents, shall be made by Agent with the consent of Required Banks or by Agent at the written direction of Required Banks. For clarity, as provided in Subsection (c) of Section 3, any reaffirmation or reduction in the Borrowing Base must be approved by Agent and Required Banks.

(c)            If in connection with any proposed amendment, modification, termination, waiver, or consent with respect to any of the provisions of this Loan Agreement or any other Loan Document as contemplated by Subsection (b) of Section 17, the consent of Required Banks shall have been obtained but the consent of one or more of such other Banks (each a “Non- Consenting Bank”) whose consent is required has not been obtained, or if any Bank is a Defaulting Bank, then, Borrower may elect to replace such Non-Consenting Bank or Defaulting Bank, as a Bank party to this Loan Agreement in accordance with and subject to the restrictions contained in, and consents required by Subsection (g) of Section 16; provided that (i) Borrower shall have received the prior written consent of Agent, which consent shall not unreasonably be withheld, conditioned, or delayed, and (ii) such Bank shall have received payment of an amount equal to the outstanding principal of its Loans, accrued interest thereon, accrued fees, and all other Secured Obligations payable to it under this Loan Agreement, from the assignee (to the extent of such outstanding principal and accrued interest and fees) or Borrower (in the case of all other amounts). A Bank shall not be required to make any such assignment and delegation if, prior thereto, as a result of a waiver by such Bank or otherwise, the circumstances entitling Borrower to require such assignment and delegation cease to apply or, in the case of a Defaulting Bank, such Bank is no longer a Defaulting Bank.

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(d)            Neither Agent nor any of its directors, officers, agents, or employees shall be liable for any action taken or omitted to be taken by it or them under or in connection with this Loan Agreement in the absence of its or their own bad faith, gross negligence, or willful misconduct. Without limitation of the generality of the foregoing, Agent (1) may treat the payee of any Notes as the holder thereof until Agent receives written notice of the assignment or transfer thereof signed by such payee and in form reasonably satisfactory to Agent; (2) may consult with legal counsel (including counsel for Borrower), independent public accountants, and other experts selected by it and shall not be liable for any action taken or omitted to be taken in good faith by it in accordance with the advice of such counsel, accountants, or experts; (3) makes no warranty or representation to any Bank and shall not be responsible to any Bank for any statements, warranties, or representations made in or in connection with this Loan Agreement; (4) shall not have any duty to ascertain or to inquire as to the performance or observance of any of the terms, covenants, or conditions of this Loan Agreement on the part of Borrower or any Guarantor, or any statement, warranty, or representation made in connection with this Loan Agreement, or to inspect the property or assets (including the books and records) of Borrower and Guarantors; (5) shall not be deemed to have knowledge of any Event of Default unless and until written notice thereof is given to Agent by Borrower or a Bank; (6) shall not be responsible to any Bank for the due execution, legality, validity, enforceability, genuineness, perfection, sufficiency, or value of this Loan Agreement or any other instrument or document furnished pursuant thereto; (7) shall incur no liability under or in respect of this Loan Agreement by acting upon any notice, consent, certificate, or other instrument or writing (which may be sent by facsimile or electronic mail transmission) believed by it to be genuine and signed or sent by the proper party or parties; and (8) except as expressly required by this Loan Agreement, shall have no duty to disclose, and shall not be liable for the failure to disclose, any information related to Borrower and Guarantors that is communicated to or obtained by Agent in any capacity.

T2S Permian Acquisition II LLC

March 31, 2025

(e)            With respect to its Percentage Share, the advances on the Term Loans made by it, and the Term Note payable to it, Frost Bank shall have the same rights and powers under this Loan Agreement as any other Bank and may exercise the same as though it were not collateral agent; and the terms “Bank,” “Banks,” and “Required Banks” shall, unless otherwise expressly indicated, include Frost Bank in its individual capacity. Frost Bank and its affiliates may accept deposits from, lend money to, act as trustee under indentures of, and generally engage in any kind of business with, Borrower, Guarantors, any Subsidiary, and any person who may do business with or own securities of Borrower and Guarantors, all as if Frost Bank were not Agent and without any duty to account therefor to Banks.

(f)             Each of the Banks acknowledges that it has, independently and without reliance upon Agent or any other Banks and based on such documents and information as it has deemed appropriate, made its own credit analysis and decision to enter into this Loan Agreement. Each of the Banks also acknowledges that it will, independently and without reliance upon Agent or any other Banks and based on such documents and information as it shall deem appropriate at the time, continue to make its own credit decisions in taking or not taking action under this Loan Agreement. Except for notices, reports, and other documents and information expressly required to be furnished to Banks by Agent under this Loan Agreement, Agent shall have no duty or responsibility to provide any Bank with any credit or other information concerning the affairs, financial condition, or business of Borrower and Guarantors which may come into the possession of Agent.

(g)            EACH OF THE BANKS AGREES TO INDEMNIFY AGENT (TO THE EXTENT NOT REIMBURSED BY BORROWER), RATABLY ACCORDING TO ITS PERCENTAGE SHARE, FROM AND AGAINST ANY AND ALL LIABILITIES, OBLIGATIONS, LOSSES, DAMAGES, PENALTIES, ACTIONS, JUDGMENTS, SUITS, COSTS, EXPENSES, OR DISBURSEMENTS OF ANY KIND OR NATURE WHATSOEVER WHICH MAY BE IMPOSED ON, INCURRED BY, OR ASSERTED AGAINST AGENT IN ANY WAY RELATING TO OR ARISING OUT OF THIS LOAN AGREEMENT OR ANY ACTION TAKEN OR OMITTED BY AGENT UNDER THIS LOAN AGREEMENT, PROVIDED THAT NO BANK SHALL BE LIABLE FOR ANY PORTION OF ANY OF THE FOREGOING RESULTING FROM AGENT’S GROSS NEGLIGENCE OR WILLFUL MISCONDUCT. Without limitation of the foregoing, each of the Banks agrees to reimburse Agent (to the extent not reimbursed by Borrower) promptly upon demand for its ratable Percentage Share of any reasonable and documented out-of-pocket expenses (including reasonable and documented out-of-pocket attorneys’ fees) incurred by Agent in connection with the preparation, administration, or enforcement of, or legal advice in respect of rights or responsibilities under, this Loan Agreement.

T2S Permian Acquisition II LLC

March 31, 2025

(h)            Agent may resign at any time by giving at least sixty (60) days prior written notice thereof to Banks and Borrower. Upon any such resignation, within thirty (30) days after the retiring Agent’s giving of notice of resignation, then Banks may appoint a successor Agent, with the consent of Borrower, which shall not be unreasonably withheld, delayed, or conditioned (unless an Event of Default has occurred and is continuing, in which case no consent of Borrower is needed), which shall be a commercial bank organized under the laws of the United States of America or of any State thereof and having a combined capital and surplus of at least $50,000,000. Upon the acceptance of any appointment as Agent under this Loan Agreement by a successor Agent, such successor Agent shall thereupon succeed to and become vested with all the rights, powers, privileges, and duties of the retiring Agent, and the retiring Agent shall be discharged from its duties and obligations under this Loan Agreement. After any retiring Agent’s resignation, the provisions of this Section shall inure to its benefit as to any actions taken or omitted to be taken by it while it was Agent under this Loan Agreement.

(i)              If any Bank shall obtain any payment (whether voluntary, involuntary, through the exercise of any right of set off, or otherwise) on account of the Notes held by it in excess of its Percentage Share of payments on account of the Notes obtained by all Banks, such Bank shall purchase from the other Banks such participations in the Notes held by them as shall be necessary to cause such purchasing Bank to share the excess payment ratably with the other Banks.

18.            USA Patriot Act Notice. Agent and each Bank hereby notify Borrower and Guarantors that pursuant to the requirements of the USA Patriot Act, Agent and Banks are required to obtain, verify, and record information that identifies Borrower and Guarantors, which information includes the name and address of Borrower and Guarantors and other information that will allow Agent and Banks to identify Borrower and Guarantors in accordance with the USA Patriot Act.

19.            Notice of Final Agreement. (a) In connection with the Loans and the other Secured Obligations, Borrower, Guarantors, Agent, and Banks have executed and delivered this Loan Agreement and the Loan Documents (collectively the “Written Loan Agreement”).

(b)            It is the intention of Borrower, Guarantors, Agent, and Banks that this paragraph be incorporated by reference into each of the Loan Documents. Borrower, Guarantors, Agent, and Banks each warrant and represent that their entire agreement with respect to the Loans and the Secured Obligations is contained within the Written Loan Agreement, and that no agreements or promises have been made by, or exist by or among, Borrower, Guarantors, Agent, and Banks that are not reflected in the Written Loan Agreement.

(c)            THE WRITTEN LOAN AGREEMENT REPRESENTS THE FINAL AGREEMENT BETWEEN THE PARTIES AND MAY NOT BE CONTRADICTED BY EVIDENCE OF PRIOR, CONTEMPORANEOUS, OR SUBSEQUENT ORAL AGREEMENTS OF THE PARTIES. THERE ARE NO UNWRITTEN AGREEMENTS BETWEEN THE PARTIES.

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T2S Permian Acquisition II LLC

March 31, 2025

If the foregoing correctly sets forth our agreement, please so acknowledge by signing and returning the additional copy of this Loan Agreement enclosed to me.

Yours very truly,

AGENT:

Frost bank

By:	/s/ Will Ellerbe
Will Ellerbe,
Senior Vice President

BANKS:

Frost Bank

By:	/s/ Will Ellerbe
Will Ellerbe,
Senior Vice President

T2S Permian Acquisition II LLC

March 31, 2025

Accepted and agreed to

this 27th day of March, 2025:

BORROWER:

T2S Permian Acquisition II LLC,

a Delaware limited liability company

By:	/s/ Thomas W. Pritchard
Thomas W. Pritchard,
Chief Executive Officer

Exhibits and Schedules:

Schedule 1 - Banks and Percentage Share

Schedule 2 - Organizational Chart

Schedule 3 - Existing Hedge Transactions [None]

Schedule 4 - Existing Debts and Liens [None]

Exhibit A - Term Note

Exhibit B - Compliance Certificate

Schedule 1
to Loan Agreement

Banks and Percentage Share

Schedule 2
to Loan Agreement

Organizational Chart

Schedule 3

to Loan Agreement

Existing Hedge Transactions

[None]

Schedule 4

to Loan Agreement

Existing Debts and Liens

[None]